 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-289326
PROSPECTUS SUPPLEMENT
(To Prospectus Dated August 6, 2025)
8,461,538 American Depositary Shares Representing 25,384,614 Ordinary Shares
Pre-Funded Warrants to Purchase 4,615,386 Ordinary Shares
Represented by 1,538,462 American Depositary Shares
We are offering 8,461,538 American Depositary Shares (ADSs), each ADS representing three ordinary shares, par value $0.0001 per share. We are also offering to certain purchasers, if any, whose purchase of ADSs in this offering would otherwise result in such purchasers, together with its affiliates and certain related parties, beneficially owning more than 9.99% of our outstanding ADSs immediately following the offering, the opportunity to purchase, if such purchaser chooses, pre-funded warrants to purchase up to 4,615,386 ordinary shares, represented by 1,538,462 ADSs, in lieu of ADSs. The purchase price of each pre-funded warrant equals the price per ADS at which the ADSs are being sold to the public in this offering, minus $0.0001, which is the exercise price per share of each pre-funded warrant. The pre-funded warrants will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full, subject to an ownership limit. This offering also relates to the ADSs issuable upon exercise of any pre-funded warrants sold in this offering.
Our ADSs are listed on the Nasdaq Global Market (Nasdaq), under the symbol “GPCR.” The last reported sale price of our ADSs on Nasdaq on December 9, 2025 was $66.74 per ADS. There is no established public market for the pre-funded warrants, and we do not intend to list the pre-funded warrants on any securities exchange or nationally recognized trading system, including Nasdaq.
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement. You should read the entire prospectus supplement and the accompanying prospectus, including any information incorporated by reference herein or therein, carefully before you make your investment decision.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
	Per ADS	Per Pre-Funded Warrant	Total
Public offering price	$65.00	$64.9999	$649,999,846
Underwriting discounts and commissions(1)	$3.90	$3.9000	$39,000,000
Proceeds to Structure Therapeutics Inc., before expenses	$61.10	$61.0999	$610,999,846

(1)
See the section titled “Underwriting” for additional information regarding underwriter compensation.

We have granted the underwriters an option for a period of 30 days to purchase an additional 1,500,000 ADSs. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $44,850,000 and the total proceeds to us, before expenses, will be $702,649,846.
Delivery of the ADSs and pre-funded warrants is expected to be made on our about December 11, 2025.
Jefferies
Leerink Partners
Goldman Sachs & Co. LLC
Morgan Stanley
Guggenheim Securities
BMO Capital Markets
Co-Managers
LifeSci Capital	Citizens Capital Markets
Prospectus supplement, dated December 9, 2025

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is part of the registration statement that we filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, which describes the terms of this offering of our securities and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated August 6, 2025, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.
We have not, and the underwriters have not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus that we have authorized for use in connection with this offering. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus that we have authorized for use in connection with this offering, including the documents incorporated by reference herein or therein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our securities. It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus.
We and the underwriters are offering to sell, and seeking offers to buy, our securities only in jurisdictions in which offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of our securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus supplement, the accompanying prospectus and the information incorporated by referenced herein or therein to “the Company,” “Structure Therapeutics,” “we,” “us,” “our” and similar references refer to Structure Therapeutics Inc. and its subsidiaries.

S-ii

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information you should consider before investing in our securities. Before you decide to invest in our securities, you should carefully read the prospectus supplement and the accompanying prospectus and any related free writing prospectus, including the section titled “Risk Factors” contained in this prospectus supplement and in any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus supplement and the accompanying prospectus, including our consolidated financial statements, and the exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.
Overview
We are a clinical stage global biopharmaceutical company developing novel oral small molecule therapeutics to treat a wide range of chronic diseases with unmet medical need. Our differentiated technology platform leverages both structure-based drug discovery and our expertise in computational chemistry to discover and develop small molecule therapeutics against G-protein coupled receptors (GPCRs). These important receptors regulate numerous and diverse physiological and pathological processes. In fact, approximately one in every three marketed medicines targets GPCR-associated pathways for the treatment of various metabolic, cardiovascular and pulmonary disorders. By leveraging our world-class GPCR know-how, we are designing differentiated small molecule therapies to overcome the limitations of biologics and peptide therapies that target this family of receptors.
Our most advanced product candidate to date is aleniglipron, also known as GSBR-1290, an oral small molecule selective glucagon-like-peptide-1 receptor (GLP-1R) agonist currently in five ongoing clinical studies for the treatment of obesity, overweight and related conditions. We have two oral small molecule amylin receptor agonists, ACCG-2671 and ACCG-3535, which we have selected as development candidates. Our obesity pipeline also includes multiple preclinical discovery stage small molecules targeting glucose-dependent insulinotropic polypeptide and glucagon receptors and ANPA-0073, an oral small molecule agonist targeting the apelin receptor in good laboratory practices-toxicology studies, which is expected to be completed in 2025. Importantly, these programs have the potential to be developed as monotherapy as well as in fixed dose combination with our backbone therapeutics aleniglipron or our amylin development candidates. These combination products enable us to potentially address diseases beyond obesity including type 2 diabetes mellitus, heart failure, sleep apnea, chronic kidney disease, osteoarthritis, metabolic dysfunction-associated steatotic liver disease and potentially even addiction and Parkinson’s disease and Alzheimer’s disease, areas where we are starting to see encouraging data with GLP-1Rs. Our product candidates, as oral small molecules, have the potential to be more accessible medicines than biologics and peptide therapies with potentially differentiated efficacy and safety and, from a manufacturing standpoint, more scalable towards meeting global demand.
Recent Developments
Summary of Data from the ACCESS Clinical Program
The Company’s ACCESS clinical program includes 36-week data from the core Phase 2b ACCESS study and exploratory ACCESS II study, and interim data from Phase 2 body composition study and Phase 2b ACCESS open label extension (OLE) study, as follows:
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The Phase 2b ACCESS study demonstrated a placebo-adjusted mean weight loss of 11.3% with 120 mg dose at 36 weeks.

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The exploratory ACCESS II dose exploration study demonstrated a placebo-adjusted mean weight loss of 15.3% at 240 mg at 36 weeks.

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No adverse event-related treatment discontinuations were observed when starting at the lower 2.5 mg dose in ACCESS Open Label Extension and Body Composition Study.

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The Company believes that the data from the ACCESS clinical program supports and informs the advancement to Phase 3 clinical development program in mid-2026.

The description of each study and the data observed is set forth below.
Phase 2b ACCESS study — Evaluating target doses of up to 120 mg
The core 36-week Phase 2b ACCESS study was a randomized, double-blind, placebo-controlled, Phase 2b dose-range finding clinical study that enrolled 230 adult participants living with obesity (body mass index (BMI) ≥ 30 kg/m2), or overweight (BMI ≥ 27 kg/m2) with at least one weight-related comorbidity. Participants were enrolled in 36 participating sites across the United States. Participant ages ranged from 49 to 52 years and participants were predominantly female (53% to 55%) with a baseline BMI of 39. HbA1c and blood pressure, according to the eligibility criteria, were within normal limits. All participants were randomized 3:1 (active:placebo) and started at 5 mg of aleniglipron (or placebo) with a 4-week titration schedule, reaching target doses of 45 mg, 90 mg or 120 mg once-daily.
Each of the three doses in the ACCESS study achieved statistical significance on the primary endpoint and all key secondary endpoints. Primary efficacy estimand1 results at 36 weeks are as follows:
	Aleniglipron 45 mg	Aleniglipron 90 mg	Aleniglipron 120 mg	Placebo
Mean percent change in body weight at 36 weeks compared to baseline	-9.0	-10.7	-12.1	-0.8
Placebo-adjusted mean percent change in body weight at 36 weeks compared to baseline	-8.2	-9.8	-11.3	—
P-value	p<0.0001	p<0.0001	p<0.0001	—
At week 36, key secondary endpoints in the study show that 86% of participants in the aleniglipron 120 mg dose cohort achieved at least 5% weight loss and 70% achieved at least 10% weight loss. In addition, aleniglipron demonstrated clinically meaningful improvements in systolic blood pressure (-6.4 to -7.5 mmHg) and HbA1c (-0.28% to -0.37%).
Aleniglipron demonstrated a tolerability profile consistent with the GLP-1 receptor agonist class following repeated, once-daily dosing of up to 120 mg in the Phase 2b ACCESS study. As expected for the GLP1-RA drug class, the most common AEs were gastrointestinal (GI)-related and the two most common AEs in the titration phase were nausea and vomiting. AEs were generally observed early in treatment. In the Phase 2b ACCESS study, the AE-related treatment discontinuation rate ranged from 7.7% – 13.3% between all doses, with a mean 10.4% across all active arms in the study.
Exploratory ACCESS II Study — Evaluating higher doses up to 240 mg
ACCESS II is a randomized, double-blind, placebo-controlled, clinical study of aleniglipron that enrolled 85 adult participants living with obesity, or overweight with at least one weight-related comorbidity. Participants were enrolled in ten sites across the United States. The study was designed to evaluate two higher doses of aleniglipron. Participants started at 5 mg of aleniglipron (or placebo) and followed a 4-week titration schedule up to target doses of 120 mg, 180 mg and 240 mg. Twelve participants were part of the sentinel group which aimed to provide preliminary data at the 180 mg/day dose to the independent data monitoring committee before moving to higher doses in the main part of the study, which included 73 participants, 61 allocated to aleniglipron and 12 to placebo. At week 28, the remaining participants at 120 mg of aleniglipron were rerandomized to stay on 120 mg, titrate to 180 mg, or titrate to 180 mg to ultimately reach 240 mg. The 44-week study remains ongoing with data from a prespecified 36-week analysis currently available.

1
The primary efficacy estimand represents efficacy had all randomized participants remained on study treatment (with possible dose interruptions and/or dose modifications) for 36 weeks without initiating rescue weight management treatments or surgeries.

At 36 weeks, each of the three dose cohorts in the ACCESS II study met statistical significance compared to placebo. Primary efficacy estimand results at 36 weeks are as follows:
	Aleniglipron 120 mg	Aleniglipron 180 mg	Aleniglipron 240 mg	Placebo
Mean percent change in body weight at 36 weeks compared to baseline	-13.1	-13.3	-14.2	+1.0
Placebo-adjusted mean percent change in body weight at 36 weeks compared to baseline	-14.1	-14.4	-15.3	—
P-value	p<0.0001	p<0.0001	p<0.0001	—
Aleniglipron demonstrated a tolerability profile consistent with the GLP1-RA class following repeated, once-daily dosing of up to 240 mg. As expected for the GLP1-RA drug class, the most common AEs were gastrointestinal (GI)-related and the two most common AEs in the titration phase were nausea and vomiting. AEs were generally observed early in treatment.
Body Composition Study — Evaluating lower 2.5 mg starting dose
The Company is currently conducting a randomized, placebo-controlled body composition study that enrolled 71 adult participants to assess the effect of aleniglipron (up to 120 mg) on body fat loss over a 40-week evaluation period. Participants with similar eligibility criteria to the previous studies were enrolled in 11 sites in the United States. 59 participants were randomized to the aleniglipron treatment arm, started at a 2.5 mg dose, and titrated up monthly to a target dose of 120 mg. Data from a pre-specified interim analysis after a median follow-up time of approximately 10 weeks showed that starting at a lower dose of 2.5 mg for the first four weeks meaningfully improved tolerability compared to what was observed at a starting titration dose of 5 mg in the ACCESS and ACCESS II studies, with no AE-related treatment discontinuations observed at the initial 2.5 mg dose or the subsequent 5 mg dose.
ACCESS OLE Study — Following randomized 36-week period, evaluating lower 2.5mg starting dose
Following the 36-week randomized controlled portion of the Phase 2b ACCESS study, the majority of eligible ACCESS participants enrolled in ACCESS OLE. An initial analysis from the ongoing OLE demonstrates continuing weight loss in all dose cohorts out to 44 weeks, showing no evidence of weight loss plateau and proportional pharmacokinetic exposure up to 240 mg. Participants in the Phase 2b ACCESS study are provided an option to roll over into an OLE and receive aleniglipron for an additional 36 weeks.
In the ACCESS OLE study, participants who received placebo in the initial double-blind portion transitioned to aleniglipron at a starting dose of 2.5 mg and titrate monthly to a target dose of 120 mg. Initial data from this group of participants after eight weeks of treatment are consistent with the findings from the body composition study, showing that starting at a 2.5 mg titration dose meaningfully improved tolerability compared to what was observed in the starting 5 mg titration dose in ACCESS and ACCESS II studies, with no AE-related treatment discontinuations at the initial 2.5 mg or the subsequent 5 mg dose.
Aleniglipron Safety
Aleniglipron demonstrated a compelling safety profile across all studies. Importantly, there were no cases of drug-induced liver injury, no persistent liver enzyme elevations, and no QTc prolongation across all aleniglipron studies.
Phase 3 Preparation
Data from ACCESS, ACCESS II, body composition, and the ACCESS OLE studies provide a strong foundation to advance aleniglipron into Phase 3 clinical development and the Company expects to report topline results for these studies in the first half of 2026. The Company plans to request a Type B End-of-Phase 2 meeting with the U.S. Food and Drug Administration (FDA) in the first half of 2026 to finalize the Phase 3 design, which is currently designed with a starting titration dose of 2.5 mg with the intent to evaluate multiple doses up to 240 mg. The Company anticipates initiating the Phase 3 program by mid-2026.
In the second half of 2026, the Company expects to report topline results from its maintenance switching study evaluating the transition from an approved injectable GLP1-RA injectable to aleniglipron for weight loss maintenance (SWITCH study), and its Phase 2 randomized placebo controlled study assessing aleniglipron at doses of up to 240mg in patients living with obesity or overweight and type 2 diabetes mellitus (T2DM study). Additionally, the Company expects to receive Phase 1 study results for ACCG-2671, its dual amylin calcitonin receptor agonist (DACRA) and to initiate a Phase 1 study for its second DACRA development candidate, ACCG-3535, in the second half of 2026.
Corporate Information
We are a Cayman Islands exempted company incorporated with limited liability. We were initially formed as a Delaware limited liability company in 2016 under the name ShouTi Inc., and reorganized as a Cayman Islands exempted company in February 2019. Our principal executive office is located at 601 Gateway Blvd., Suite 900, South San Francisco, California 94080 and our telephone number is (650) 457-1978. The principal executive office of our research and development operations is located at Unit 01, 11th floor, Lane 2889, Jinke Road, Pudong New Area, Shanghai, People’s Republic of China, 201203. Our telephone number at this address is 86 21 61215839. Our current registered office in the Cayman Islands is located at the offices of International Corporation Services Ltd., P.O, Box 472, 2nd Floor, Harbour Place, North Wing, 103 South Church Street, George Town, Grand Cayman KY1-1106, Cayman Islands.
Our website is www.structuretx.com. Information contained on, or accessible through, our website is not a part of this prospectus supplement, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.
Trademarks and Service Marks
We use the name Structure Therapeutics, the Structure Therapeutics logo and marks in the United States and other countries. This prospectus supplement contains references to our trademarks, trade names and service marks and to those belonging to other entities. Solely for convenience, the trademarks and trade names in this prospectus supplement may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert their rights thereto.

The Offering
ADSs to be offered
8,461,538 ADSs, each ADS representing three ordinary shares.
Pre-funded warrants to be offered
We are also offering to certain purchasers, if any, whose purchase of ADSs in this offering would otherwise result in such purchasers, together with its affiliates and certain related parties, beneficially owning more than 9.99% of our outstanding ADSs immediately following the offering, the opportunity to purchase, if such purchaser chooses, pre-funded warrants to purchase up to 4,615,386 ordinary shares, represented by 1,538,462 ADSs. The purchase price of each pre-funded warrant will equal the price per ordinary share at which the ADSs are being sold in this offering, minus $0.0001, which is the exercise price of each pre-funded warrant. Each pre-funded warrant will be immediately exercisable for one ordinary share and may be exercised at any time after the date of issuance of such pre-funded warrant until all of the pre-funded warrants are exercised in full, subject to specified limitations. This prospectus supplement also relates to the offering of the ADSs issuable upon exercise of such pre-funded warrants. See “Description of Securities We are Offering” on page S-16 of this prospectus supplement.
Underwriters’ option to purchase additional ADSs
We have granted the underwriters an option to purchase up to an additional 1,500,000 ADSs from us. This option is exercisable, in whole or in part, for a period of 30 days following the date of this prospectus supplement.
ADSs to be outstanding immediately after this offering
69,139,191 ADSs (or 70,639,191 ADSs if the underwriters exercise their option to purchase additional ADSs in full), in each case, assuming no exercise of any pre-funded warrants offered and sold by us.
Ordinary shares to be outstanding immediately after this offering
207,417,574 ordinary shares (or 211,917,574 ordinary shares if the underwriters exercise their option to purchase additional ADSs in full), in each case, assuming no exercise of any pre-funded warrants offered and sold by us.
The ADSs
Each ADS represents three ordinary shares. The ADSs may be evidenced by American depositary receipts.
The depositary will hold the ordinary shares underlying your ADSs, and you will have the rights of an ADS holder as provided in the deposit agreement among us, the depositary and the holders and beneficial owners of ADSs.
You may turn in your ADSs to the depositary for cancellation and receipt of the corresponding ordinary shares. The depositary will charge you fees for the cancellation of ADSs and delivery of the corresponding ordinary shares.

We may amend or terminate the deposit agreement without your consent. If an amendment becomes effective and you continue to hold your ADSs, you will be bound by the deposit agreement as amended.
To better understand the terms of the ADSs, you should carefully read the section titled “Description of American Depositary Shares” on page 19 in the accompanying prospectus. You should also read the deposit agreement, which is filed as an exhibit to the registration statement of which this prospectus supplement forms a part.
Use of proceeds
We estimate that the net proceeds from this offering will be approximately $609.6 million (or approximately $701.3 million if the underwriters exercise their option to purchase additional ADSs in full), after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. We will receive nominal proceeds, if any, from any exercise of pre-funded warrants.
We intend to use the net proceeds from this offering, along with our existing cash, cash equivalents and short-term investments to fund the continued clinical development of aleniglipron, ACCG-2671, ACCG-3535, LTSE-2578 and ANPA-0073, and the remaining proceeds to fund other research and development activities and general corporate purposes. See the section titled “Use of Proceeds” for additional information.
Risk factors
You should read the section titled “Risk Factors” for a discussion of factors to consider carefully, together with all the other information included in this prospectus supplement and the accompanying prospectus, before deciding to invest in our securities.
Depositary
JPMorgan Chase Bank, N.A.
Nasdaq Global Market symbol
Our ADSs are listed on the Nasdaq Global Market under the symbol “GPCR.” There is no public trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to list the pre-funded warrants on any securities exchange or nationally recognized trading system, including Nasdaq.
The number of ordinary shares to be outstanding after this offering is based on 182,032,960 ordinary shares outstanding as of September 30, 2025, and excludes:
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15,814,113 ordinary shares issuable upon the exercise of outstanding options as of September 30, 2025, with a weighted-average exercise price of $6.59 per share;

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155,601 ordinary shares issuable upon the exercise of outstanding options granted subsequent to September 30, 2025, with a weighted-average exercise price of $10.38 per share;

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2,716,821 ordinary shares issuable upon the vesting and settlement of restricted share units (RSUs) as of September 30, 2025;

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1,613,322 ordinary shares issuable upon the vesting and settlement of RSUs granted subsequent to September 30, 2025;

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11,729,046 ordinary shares reserved for future issuance under our 2023 Equity Incentive Plan (2023 Plan), as well as any automatic increases in the number of ordinary shares reserved for future issuance under the 2023 Plan;

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3,974,754 ordinary shares reserved for future issuance under our 2023 Employee Share Purchase Plan (ESPP), as well as any automatic increases in the number of ordinary shares reserved for future issuance under the ESPP; and

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15,192,789 ordinary shares issued to JPMorgan Chase Bank, N.A. (Depositary) for bulk issuance of ADSs reserved for future issuances upon exercise, vesting or settlement of equity granted under our 2023 Plan and ESPP as of September 30, 2025.

In addition, the number of ordinary shares to be outstanding immediately following this offering does not include up to approximately $191.5 million of our ADSs that remain available for sale under the Sales Agreement with Leerink Partners LLC and Cantor Fitzgerald & Co., dated as of August 6, 2025 (Sales Agreement).
Unless otherwise indicated, all information contained in this prospectus supplement, including the number of ordinary shares that will be outstanding after this offering, assumes or gives effect to:
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no exercise by the underwriters of their option to purchase up to an additional 1,500,000 ADSs;

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no exercise of the outstanding options or settlement of RSUs described above; and

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no exercise of the pre-funded warrants that we are offering in lieu of shares of ADSs to certain investors in this offering.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described below, as well as the risks and uncertainties set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as updated or superseded by the risks and uncertainties described in our subsequent filings under the Securities Exchange Act of 1934, as amended (Exchange Act), each of which is incorporated by reference herein, and all of the other information contained in this prospectus supplement and the accompanying prospectus before making an investment decision. If any of the following risks actually occurs, our business, prospects, operating results and financial condition could suffer materially, the trading price of our securities could decline and you could lose all or part of your investment. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial also may materially and adversely affect our business, prospects, operating results and financial condition.
Risks Related to This Offering
We have broad discretion in the use of our cash, cash equivalents and short-term investments, including the net proceeds from this offering, and may use them ineffectively, in ways with which you do not agree or in ways that do not increase the value of your investment.
Our management will have broad discretion in the application of our cash, cash equivalents and short-term investments, including the net proceeds from this offering, and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our ADSs. The failure by our management to apply these funds effectively could result in additional operating losses that could have a negative impact on our business, cause the price of our ADSs to decline and delay the development of our product candidates. Pending their use, we may invest our cash, cash equivalents and short-term investments, including the net proceeds from this offering, in a manner that does not produce income or that loses value. See the section titled “Use of Proceeds” for additional information.
If you purchase our securities in this offering, you will experience immediate and substantial dilution of your investment.
The price of our ADSs and pre-funded warrants in this offering may be higher than the net tangible book value per ADS. Therefore, if you purchase securities in this offering, you may pay a price per ADS (or pre-funded warrant at the offering price less $0.0001) that substantially exceeds our net tangible book value per ADS. Based on the public offering price of $65.00 per ADS (or pre-funded warrant at the offering price less $0.0001), our as adjusted net tangible book value as of September 30, 2025 would have been approximately $1,379.7 million, or $19.95 per ADS, representing an immediate increase in the net tangible book value per ADS of $7.26 to existing shareholders and an immediate dilution of $45.05 in net tangible book value per ADS to investors purchasing securities in this offering, representing the difference between our as adjusted net tangible book value per ADS after giving effect to this offering and the public offering price. The foregoing assumes that the pre-funded warrants issued in connection with this offering are not exercised. To the extent outstanding share options are exercised or RSUs are settled, there will be further dilution to new investors.
You may experience future dilution as a result of future equity offerings.
To raise additional capital, we may in the future offer additional ADSs or other securities convertible into or exchangeable for our ADSs at prices that may not be the same as the price per ADS in this offering. We may also sell ADSs or other securities in any other offering at a price per ADS that is less than the price per ADS paid by investors in this offering, and investors purchasing ADSs or other securities in the future could have rights superior to existing shareholders. The price per ADS at which we sell additional ADSs, or securities convertible or exchangeable into ADSs, in future transactions may be higher or lower than the price per ADS paid by investors in this offering. For example, on August 6, 2025, we entered into the Sales Agreement, pursuant to which we may offer and sell, from time to time through the sales agents, having an aggregate offering price of up to $250.0 million. As of the date of this prospectus supplement, we have sold 3,040,000 ADSs under our “at-the-market” offering program. Any future sales could significantly dilute your investment in this offering.

We do not intend to pay dividends on ADSs so any returns will be limited to the value of our ADS.
We have never declared or paid a dividend on our ordinary shares in the past, and we currently intend to retain our future earnings, if any, to fund the development and growth of our business. Therefore, you should not rely on an investment in our ADSs to provide dividend income. Our board of directors has complete discretion as to whether to distribute dividends, subject to certain restrictions under Cayman Islands law, including that our company may only pay dividends out of profits or out of the credit standing in our share premium account, and provided always that in no circumstances may a dividend be paid if it would result in our inability to pay our debts as they fall due in the ordinary course of business. In addition, our shareholders may, subject to our amended and restated memorandum and articles of association, by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. As a result, capital appreciation, if any, on our ADSs will be your sole source of gains for the foreseeable future.
There is no public market for the pre-funded warrants being issued by us in this offering.
If you purchase pre-funded warrants, you may be unable to sell such warrants at the prices desired or at all. There is no existing trading market for the pre-funded warrants and there can be no assurance that a liquid market will develop or be maintained for the pre-funded warrants, or that you will be able to sell any of the pre-funded warrants at a particular time (if at all). In addition, we do not intend to apply for listing of the pre-funded warrants on Nasdaq or any other securities exchange or nationally recognized trading system. The liquidity of the trading market in the pre-funded warrants and the sale price, if any, for the pre-funded warrants, may be adversely affected by, among other things: (i) changes in the overall market for the pre-funded warrants; (ii) changes in our financial performance or prospects; (iii) changes or perceived changes in our creditworthiness; (iv) the prospects for companies in the industry generally; (v) the number of holders of the pre-funded warrants; and (vi) the interest of securities dealers in making a market for the pre-funded warrants.
Holders of pre-funded warrants purchased in this offering will have no rights as ADS holders until such holders exercise their pre-funded warrants and acquire the ADSs.
Until holders of pre-funded warrants acquire ADSs upon exercise thereof, such holders will have no rights with respect to the ADSs underlying the pre-funded warrants. Upon exercise of the pre-funded warrants, the holders will be entitled to exercise the rights of an ADS holder only as to matters for which the record date occurs after the exercise date.
Significant holders or beneficial holders of our ADSs may not be permitted to exercise the pre-funded warrants that they hold.
A holder of the pre-funded warrants will not be entitled to exercise any portion of any pre-funded warrant that, upon giving effect to such exercise, would cause: (i) the aggregate number of ADSs beneficially owned by such holder (together with its affiliates and certain related parties) to exceed 9.99% of the number of ADSs immediately after giving effect to the exercise; or (ii) the combined voting power of our securities beneficially owned by such holder (together with its affiliates and certain related parties) to exceed 9.99% of the combined voting power of all of our securities outstanding immediately after giving effect to the exercise, which under (i) and (ii), percentage may be changed at the holder’s election to a higher or lower percentage not in excess of 19.99% (if exceeding such percentage would result in a change of control under Nasdaq Listing Rule 5635(b) or any successor rule) upon 61 days’ notice to us subject to the terms of the pre-funded warrants. As a result, you may not be able to exercise your pre-funded warrants for ADSs at a time when it would be financially beneficial for you to do so. In such a circumstance, you could seek to sell your pre-funded warrants to realize value, but you may be unable to do so in the absence of an established trading market and due to applicable transfer restrictions.
If we do not maintain a current and effective registration statement relating to the ADSs issuable upon exercise of the pre-funded warrants, holders will only be able to exercise such pre-funded warrants on a “cashless basis.”
If we do not maintain a current and effective registration statement relating to the ADSs issuable upon exercise of the pre-funded warrants at the time that holders wish to exercise such pre-funded warrants, they will only be able to exercise them on a “cashless basis” provided that an exemption from registration is available. As a result, the number of ADSs that holders will receive upon exercise of the pre-funded warrants will be fewer than it would have been had such holder exercised such pre-funded warrants for cash, and holders may be limited in their ability to immediately sell ADSs upon exercise subject to volume or other securities law limitations. Further, if an exemption from registration is not available, holders would not be able to exercise on a cashless basis and would only be able to exercise their pre-funded warrants for cash if a current and effective registration statement relating to the ADSs issuable upon exercise of the pre-funded warrants is available.
Sales of a substantial number of our ADSs, including any ADSs issuable upon exercise of the pre-funded warrants, in the public market could cause our share price to fall.
Sales of a substantial number of our ADSs, including any ADSs issuable upon exercise of the pre-funded warrants, in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of ADSs intend to sell ADSs, could reduce the market price of our ADS.
Shares issued upon the exercise of share options outstanding under our equity incentive plans or pursuant to future awards granted under those plans will become available for sale in the public market to the extent permitted by the provisions of applicable vesting schedules and Rule 144 and Rule 701 under the Securities Act of 1933, as amended (Securities Act).
Moreover, certain holders of our ADSs have rights, subject to certain conditions, to require us to file registration statements covering their ADSs or to include their ADSs in registration statements that we may file for ourselves or other shareholders. Registration of these ADSs under the Securities Act would result in the ADSs becoming freely tradeable in the public market, subject to the restrictions of Rule 144 in the case of our affiliates. If any of these additional ADSs are sold, or if it is perceived that they will be sold, in the public market, the market price of our ADS could decline.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You can identify some of these forward-looking statements by words or phrases, such as “may,” “can,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:
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the timing, progress and results of preclinical studies and clinical studies for our product candidates, including our product development plans and strategies;

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the impact of data collection omissions at any of our clinical sites;

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the timing, scope and likelihood of regulatory filings and approvals, including final regulatory approval of our product candidates;

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the potential benefits and market opportunity for our product candidates and discovery platform;

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expectations regarding the size, scope and design of clinical studies;

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our plans and strategy with respect to our drug discovery efforts and potential benefits of our discovery platform;

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our manufacturing, commercialization, and marketing plans and strategies;

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our plans to hire additional personnel and our ability to attract and retain such personnel;

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our estimates of the number of patients who suffer from the diseases we are targeting and potential growth in our target markets;

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our expectations regarding the approval and use of our product candidates;

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our competitive position and the development and impact of competing therapies that are or may become available;

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expectations regarding future events under collaboration and licensing agreements, including potential future payments, as well as our plans and strategies for entering into further collaboration and licensing agreements;

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our intellectual property position, including the scope of protection we are able to establish and maintain for intellectual property rights covering product candidates we may develop, including the extensions of existing patent terms where available, the validity of intellectual property rights held by third parties, and our ability not to infringe, misappropriate or otherwise violate any third-party intellectual property rights;

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the rate and degree of market acceptance and clinical utility of product candidates we may develop;

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our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;;

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our future financial performance;

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the period over which we estimate our existing cash, cash equivalents and short-term investments will be sufficient to fund our future operating expenses and capital expenditure requirements;

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the impact of laws and regulations;

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the impact of geopolitical and macroeconomic factors; and

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our anticipated use of the net proceeds from this offering.

You should not rely on forward-looking statements as predictions of future events. These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward- looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results could be materially different from our expectations. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section in our Annual Report on Form 10-K for the year ended December 31, 2024 and in our Quarterly Report for the quarter ended September 30, 2025, which are incorporated by reference herein, and in other sections in this prospectus supplement and accompanying prospectus. You should read thoroughly this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement, as applicable. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.
The forward-looking statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement relate only to events or information as of the date on which the statements are made. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect.

USE OF PROCEEDS
We estimate that the net proceeds to us from our issuance and sale of 8,461,538 ADSs and pre-funded warrants to purchase 4,615,386 ordinary shares, represented by 1,538,462 ADSs, in this offering will be approximately $609.6 million (or approximately $701.3 million if the underwriters exercise in full their option to purchase additional ADSs), after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. We will receive nominal proceeds, if any, from any exercise of pre-funded warrants.
We intend to use the net proceeds from this offering, together with our existing cash, cash equivalents and short-term investments, to fund the continued clinical development of aleniglipron, ACCG-2671, ACCG-3535, LTSE-2578 and ANPA-0073, and the remaining proceeds to fund other research and development activities and general corporate purposes.
Based on our current business plan, we estimate that our existing cash, cash equivalents and short-term investments as of the date of this prospectus supplement, together with the estimated net proceeds from this offering, will be sufficient to fund our projected operations through 2028. We have based this estimate on assumptions that may prove to be wrong, and we could use our available capital resources sooner than we currently expect.
The expected use of net proceeds from this offering represents our intentions based on our current plans and business conditions, which we could change in our discretion in the future as our plans and business conditions evolve. Due to the many variables inherent to the development of our product candidates at this time, such as the timing of patient enrollment and evolving regulatory requirements, we cannot currently predict the stage of development we expect to achieve for our product candidates with the net proceeds of this offering. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development, such as any collaborations or licensing agreements we may enter into with third parties for any additional product candidates or technologies we may in-license, the status of and results from the preclinical studies and clinical trials of our product candidates, and our operating costs and expenditures. As a result, our management will have broad discretion over the use of the net proceeds from this offering and may change the allocation of use of these proceeds among the uses described above. An investor will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use the proceeds.
The expected net proceeds of this offering will not be sufficient for us to fund all our product candidates through regulatory approval, and we will need to raise substantial additional capital to complete the development and commercialization of our product candidates.
Pending the uses described above, we intend to invest the net proceeds from this offering in short term, investment-grade, interest-bearing securities such as money market funds, certificates of deposit, corporate bonds and commercial paper, and obligations of the U.S. government, including guaranteed obligations of the U.S. government, including treasuries and government-sponsored enterprises.

DILUTION
If you invest in our securities in this offering, your ownership interest will be diluted for each ADS or pre-funded warrant you purchase to the extent of the difference between the public offering price per ADS or pre-funded warrant and our as adjusted net tangible book value per ADS immediately after this offering. Dilution results from the fact that the public offering prices per ordinary share represented by ADSs or per pre-funded warrant, respectively, are substantially in excess of the book value per ordinary share attributable to the existing holders for our presently outstanding ordinary shares.
As of September 30, 2025, we had a historical net tangible book value of $770.0 million, or $4.23 per ordinary share and $12.69 per ADS. We calculate net tangible book value per ordinary share by dividing our total tangible assets (which excludes deferred offering costs) less our total liabilities divided by the number of our ordinary shares outstanding at September 30, 2025.
After giving effect to the sale by us of (i) 8,461,538 ADSs and (ii) pre-funded warrants to purchase 4,615,386 ordinary shares, represented by 1,538,462 ADSs, at the public offering price of $65.00 per ADS and $64.9999 per pre-funded warrant, which equals the offering price per ADS less the $0.0001 per share exercise price of each such pre-funded warrant (and excluding ADSs issued upon the exercise of the pre-funded warrants or any resulting accounting associated with the pre-funded warrants), and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2025 would have been approximately $1,379.7 million, or approximately $6.65 per ordinary share and $19.95 per ADS. This amount represents an immediate increase in our net tangible book value of approximately $2.42 per ordinary share and $7.26 per ADS to our existing shareholders and an immediate dilution in our net tangible book value of approximately $15.02 per ordinary share and $45.05 per ADS to investors purchasing ADSs in this offering. We determine dilution by subtracting our as adjusted net tangible book value per share after this offering from the amount of cash paid by an investor for an ADS in this offering. The following table illustrates this dilution on a per share basis:
Public offering price per ADS		$65.00
Historical net tangible book value per ADS as of September 30, 2025	$12.69
Increase in as adjusted net tangible book value per ADS attributable to new investors participating in this offering	7.26
As adjusted net tangible book value per ADS after this offering		19.95
Dilution in net tangible book value per ADS to new investors purchasing ADSs in this offering		$45.05

If holders of the pre-funded warrants offered in this offering exercise in full the pre-funded warrants, the as adjusted net tangible book value per share after giving effect to this offering would be $6.51 per ordinary share and $19.52 per ADS, representing an immediate increase in our net tangible book value of approximately $2.28 per ordinary share and $6.83 per ADS to our existing shareholders and an immediate dilution in our net tangible book value of approximately $15.16 per ordinary share and $45.48 per ADS to new investors.
If the underwriters exercise their option to purchase additional ADSs in full at the public offering price of $65.00 per ADS, the as adjusted net tangible book value after this offering would be $6.94 per ordinary share and $20.83 per ADS, representing an increase in net tangible book value of approximately $2.71 per ordinary share and $8.14 per ADS to our existing shareholders and immediate dilution in net tangible book value of approximately $14.72 per ordinary share and $44.17 per ADS to new investors purchasing ADSs in this offering at the public offering price.
Investors who purchase ADSs upon the exercise of the pre-funded warrants offered hereby may experience dilution depending on our net tangible book value at the time of exercise.

The number of ordinary shares to be outstanding after this offering is based on 182,032,960 ordinary shares outstanding as of September 30, 2025 and excludes:
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15,814,113 ordinary shares issuable upon the exercise of outstanding options as of September 30, 2025, with a weighted-average exercise price of $6.59 per share;

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155,601 ordinary shares issuable upon the exercise of outstanding options granted subsequent to September 30, 2025, with a weighted-average exercise price of $10.38 per share;

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2,716,821 ordinary shares issuable upon the vesting and settlement of RSUs as of September 30, 2025;

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1,613,322 ordinary shares issuable upon the vesting and settlement of RSUs granted subsequent to September 30, 2025;

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11,729,046 ordinary shares reserved for future issuance under the 2023 Plan, as well as any automatic increases in the number of ordinary shares reserved for future issuance under the 2023 Plan;

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3,974,754 ordinary shares reserved for future issuance under the ESPP, as well as any automatic increases in the number of ordinary shares reserved for future issuance under the ESPP; and

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15,192,789 ordinary shares issued to the Depositary for bulk issuance of ADSs reserved for future issuances upon exercise, vesting or settlement of equity granted under our 2023 Plan and ESPP as of September 30, 2025.

In addition, the number of ordinary shares to be outstanding immediately following this offering does not include up to approximately $191.5 million of our ADSs that remain available for sale under the Sales Agreement.
New investors will experience further dilution if any outstanding options are exercised or RSUs are settled, new options or warrants are issued under our equity incentive plans or we issue additional ordinary shares, other equity securities or convertible debt securities in the future. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, including pursuant to the Sales Agreement, the issuance of these securities could result in further dilution to our shareholders.

DESCRIPTION OF SECURITIES WE ARE OFFERING
We are offering 8,461,538 ADSs, or for certain investors that so choose, in lieu of ADSs, pre-funded warrants to purchase 4,615,386 ordinary shares, represented by 1,538,462 ADSs. The ADSs and the pre-funded warrants will be sold at the same time. The ADSs issuable from time to time upon exercise of the pre-funded warrants, if any, are also being offered pursuant to this prospectus supplement and the accompanying prospectus.
American Depositary Shares
We are offering ADSs in this offering. Each ADS represents three ordinary shares. For more information regarding our share capital and ADSs, see “Description of Share Capital” on page 11 and “Description of American Depositary Shares” on page 19 in the accompany prospectus.
Pre-Funded Warrants
The material terms and provisions of the pre-funded warrants being issued in this offering are summarized below. The following description is subject to, and qualified in its entirety by, the form of pre-funded warrant which will be filed as an exhibit to a Current Report on Form 8-K to be filed by us with the SEC in connection with this offering. You should review the form of pre-funded warrant for a complete description of the terms and conditions applicable to the pre-funded warrants. See “Where You Can Find More Information” on page S-35 of this prospectus supplement.
Term. The pre-funded warrants will expire on the date the warrant is exercised in full.
Exercisability. The pre-funded warrants are exercisable at any time after their original issuance. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of ADSs purchased upon such exercise. As an alternative to payment in immediately available funds, the holder may, in its sole discretion, elect to exercise the pre-funded warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of ADSs determined according to the formula set forth in the pre-funded warrant. No fractional ADSs will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional ADSs, we will pay the holder an amount in cash equal to the fractional amount multiplied by the fair market value of any such fractional ADSs.
Exercise Limitations. Under the pre-funded warrants, we may not effect the exercise of any pre-funded warrant, and a holder will not be entitled to exercise any portion of any pre-funded warrant, which, upon giving effect to such exercise, would cause (i) the aggregate number of ordinary shares or ADSs beneficially owned by the holder (together with its affiliates) to exceed 9.99% of the number of ordinary shares or ADSs outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of our securities beneficially owned by the holder (together with its affiliates) to exceed 9.99% of the combined voting power of all of our securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants, which in each case, percentage may be changed at the holder’s election to a higher or lower percentage not in excess of 19.99% (if exceeding such percentage would result in a change of control under Nasdaq Listing Rule 5635(b) or any successor rule) upon 61 days’ notice to us subject to the terms of the pre-funded warrants.
Exercise Price. The exercise price per share upon exercise of the pre-funded warrants is $0.0001 per share. The exercise price per share of each pre-funded warrant is subject to appropriate adjustment in the event of certain dividends and distributions, share splits, share combinations, reclassifications or similar events affecting our ordinary shares or ADSs and also upon any distributions of assets, including cash, shares or other property to our shareholders.
Transferability. Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent.
Exchange Listing. There is no established public trading market for the pre-funded warrants and we do not expect a market to develop. In addition, we do not plan on applying to list the pre-funded warrants on any securities exchange or nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the pre-funded warrants will be limited.
Fundamental Transactions. In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our ordinary shares or ADSs, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding equity, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding equity, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction without regard to any limitations on exercised contained in the pre-funded warrants.
No Rights as a Shareholder. Except by virtue of such holder’s ownership of ADSs, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our ordinary shares or ADSs, including any voting rights, until the holder exercises the pre-funded warrant.
Warrant Agent. We are acting as warrant agent for the pre-funded warrants.

TAXATION
Material U.S. Federal Income Tax Consequences
The following is a summary of the material U.S. federal income tax consequences to U.S. holders and non-U.S. holders (each, as defined below) of the acquisition, ownership and disposition of our ordinary shares, ADSs, or pre-funded warrants, which we collectively refer to as our securities. This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating thereto, and does not address the potential application of the Medicare contribution tax, the alternative minimum tax provisions of the Internal Revenue Code of 1986, as amended (Code), the impact of special tax accounting rules under Section 451(b) of the Code, any estate or gift tax consequences or any tax consequences arising under any state, local or foreign tax laws, or any other U.S. federal tax laws. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (IRS), all as in effect as of the date of this prospectus supplement. These authorities are subject to change and to differing interpretations, possibly retroactively, resulting in U.S. federal income tax consequences different from those discussed below. We have not requested a ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.
This discussion is limited to holders who purchase our securities pursuant to this offering and who hold our securities as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a particular holder in light of such holder’s particular circumstances. This discussion also does not consider any specific facts or circumstances that may be relevant to holders subject to special rules under the U.S. federal income tax laws, including:
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certain former citizens or long-term residents of the United States;

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partnerships or other pass-through entities (and investors therein);

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“controlled foreign corporations”;

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“passive foreign investment companies”;

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corporations that accumulate earnings to avoid U.S. federal income tax;

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banks, financial institutions, investment funds, insurance companies, brokers, dealers, or traders in securities;

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tax-exempt organizations and governmental organizations;

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tax-qualified retirement plans;

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persons who acquire our securities through the exercise of an option or otherwise as compensation;

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persons that own, or have owned, actually or constructively, more than 5% of our securities;

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persons who have elected to mark securities to market; and

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persons holding our securities as part of a hedging or conversion transaction or straddle, or a constructive sale, or other risk reduction strategy or integrated investment.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF OUR SECURITIES, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS AND ANY OTHER U.S. FEDERAL TAX LAWS.
Definition of U.S. Holder and Non-U.S. Holder
A U.S. holder is any U.S. person that is a beneficial owner of our securities. A “U.S. person”, for U.S. federal income tax purposes, is any of the following:
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an individual citizen or resident of the United States;

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a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust (i) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

For purposes of this discussion, a non-U.S. holder is any beneficial owner of our securities that is not a U.S. person nor a partnership (including any entity or arrangement treated as a partnership) for U.S. federal income tax purposes.
If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds our securities, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. Partnerships holding our securities and the partners in such partnerships are urged to consult their tax advisors about the particular U.S. federal income tax consequences to them of holding and disposing of our securities.
Tax Classification of the Company as a U.S. Domestic Corporation
For U.S. federal income tax purposes, a corporation generally is considered to be a tax resident in the jurisdiction of its organization or incorporation. Accordingly, under the generally applicable U.S. federal income tax rules, the Company, which is incorporated under the laws of the Cayman Islands, would be classified as a non-U.S. corporation (and, therefore, not a U.S. tax resident) for U.S. federal income tax purposes. However, Section 7874 of the Code provides an exception to this general rule, under which a non-U.S. incorporated entity may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes. These rules are complex and there is limited guidance regarding their application. A number of significant and complicated U.S. federal income tax consequences may result from such classification, and this summary does not attempt to describe all such U.S. federal income tax consequences. Section 7874 of the Code and the Treasury Regulations promulgated thereunder do not address all the possible tax consequences that arise from the Company being treated as a U.S. domestic corporation for U.S. federal income tax purposes. Accordingly, there may be additional or unforeseen U.S. federal income tax consequences to the Company that are not discussed in this summary.
Under such rules, even though the Company is organized as a Cayman Islands corporation, it will be treated as a U.S. domestic corporation for U.S. federal income tax purposes as a result of the Company’s prior acquisition of a United States target corporation and application of the so-called “inversion” rules under Section 7874 of the Code. As such, the Company will be subject to U.S. federal income tax as if it were organized under the laws of the United States or a state thereof, and its dividends will be treated as dividends from a U.S. corporation. In addition, the Company will be required to file a U.S. federal income tax return annually with the IRS. It is anticipated that such U.S. tax treatment will continue indefinitely and that our securities will be treated indefinitely as securities of a U.S. domestic corporation for U.S. federal income tax purposes. The Company’s status as a domestic corporation for U.S. federal income tax purposes has implications for all shareholders.
The remaining discussion contained in this section titled “Material U.S. Federal Income Tax Consequences” section assumes that the Company will be treated as a domestic corporation for all U.S. federal income tax purposes.
Treatment of ADSs
For U.S. federal income tax purposes, it is generally expected that a U.S. holder of ADSs will be treated as the beneficial owner of the underlying shares represented by the ADSs. The remainder of this discussion assumes that a U.S. holder of the ADSs will be treated in this manner. Accordingly, deposits or withdrawals of ordinary shares for ADSs generally will not be subject to U.S. federal income tax.
Treatment of Pre-Funded Warrants
Although it is not entirely free from doubt, the pre-funded warrants are generally expected to be treated as our ordinary shares for U.S. federal income tax purposes. Accordingly, no gain or loss should be recognized

(other than with respect to cash paid in lieu of fractional ADSs) upon exercise of a pre-funded warrant (except in the case of a cashless exercise, the treatment of which for U.S. federal income tax purposes is not clear), and the holding period of a pre-funded warrant should carry over to the ordinary shares or ADSs received upon exercise. Similarly, the tax basis of the pre-funded warrant should carry over to the ordinary shares or ADSs received upon exercise, increased by the exercise price. The discussion below assumes the characterization described above is respected for U.S. federal income tax purposes. Each U.S. holder and non-U.S. holder is urged to consult its tax advisor regarding the U.S. federal income tax treatment of the pre-funded warrants.
Possible Constructive Distributions on Pre-Funded Warrants
The terms of each pre-funded warrant provide for an adjustment to the exercise price per share of each pre-funded warrant or an adjustment to the consideration issuable upon exercise in certain events. An adjustment which has the effect of preventing dilution is generally not a taxable event. Nevertheless, a U.S. holder or non-U.S. holder of pre-funded warrants may be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of ADSs that would be obtained upon exercise) as a result of a distribution of cash to the holders of ordinary shares which is taxable to such holders as a distribution. Such constructive distribution would be subject to tax in the same manner as if such U.S. holder or non-U.S. holder received a cash distribution from us equal to the fair market value of such increased interest, in each case, as described below. Each U.S. holder and non-U.S. holder is urged to consult its tax advisor regarding the U.S. federal income tax considerations of constructive distributions, if any, on the pre-funded warrants.
Tax Considerations for U.S. Holders
Distributions
It is unlikely that we will pay any dividends on our securities in the foreseeable future. If we make cash or other property distributions on our securities, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and will first be applied against and reduce a holder’s tax basis in our securities, but not below zero. Any excess will be treated as gain realized on the sale or other disposition of our securities and will be treated as described under “— Sale or Redemption” below. Distributions constituting dividend income to U.S. holders that are individuals may qualify for reduced rates applicable to qualified dividend income. Distributions constituting dividend income to U.S. holders that are U.S. corporations may qualify for the dividends received deduction.
Sale or Redemption
A U.S. holder generally will recognize capital gain or loss on a sale, exchange, redemption (other than a redemption that is treated as a distribution) or other disposition of our securities equal to the difference between the amount realized upon the disposition and the U.S. holder’s adjusted tax basis in the shares so disposed. Such capital gain or loss will be a long-term capital gain or loss if the U.S. holder’s holding period for the shares disposed of exceeds one year at the time of disposition. Long-term capital gains of non-corporate taxpayers generally are taxed at a lower maximum marginal tax rate than the maximum marginal tax rate applicable to ordinary income. The deductibility of net capital losses by individuals and corporations is subject to limitations.
Foreign Currency
The amount of any distribution paid to a U.S. holder in foreign currency, or the amount of proceeds paid in foreign currency on the sale, exchange or other taxable disposition of our securities, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. holders who use the accrual method of tax accounting. Each U.S. holder should consult its own tax advisors concerning issues related to foreign currency.

Information Reporting and Backup Withholding
Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our securities payable to a U.S. holder. Certain U.S. holders may be subject to backup withholding with respect to the payment of dividends and certain payments of proceeds on the sale or redemption of our securities unless such U.S. holder provides proof of an applicable exemption or a correct taxpayer identification number (usually with an IRS Form W-9), and otherwise comply with applicable requirements of the backup withholding rules.
Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules from a payment to a U.S. holder is allowable as a credit against such U.S. holder’s U.S. federal income tax, which may entitle the U.S. holder to a refund, provided that the U.S. holder timely provides the required information to the IRS. Moreover, certain penalties may be imposed by the IRS on a U.S. holder who is required to furnish information but does not do so in the proper manner.
Tax Considerations for Non-U.S. Holders
Distributions
It is unlikely that we will pay any dividends on our securities in the foreseeable future. If we make cash or other property distributions on our securities, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and will first be applied against and reduce a holder’s tax basis in our securities, but not below zero. Any excess will be treated as gain realized on the sale or other disposition of our securities and will be treated as described under “— Sale or Redemption” below.
Subject to the discussion below regarding effectively connected income, any dividend income paid to a non-U.S. holder of our securities generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends, or such lower rate specified by an applicable income tax treaty. To receive the benefit of a reduced treaty rate, a non-U.S. holder must furnish us or our paying agent a valid IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) including a U.S. taxpayer identification number and certifying such holder’s qualification for the reduced rate. This certification must be provided to us or our paying agent before the payment of dividends and must be updated periodically. If the non-U.S. holder holds the stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our paying agent, either directly or through other intermediaries.
Non-U.S. holders that do not provide the required certification on a timely basis, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
If a non-U.S. holder holds our securities in connection with the conduct of a trade or business in the United States, and dividends paid on our securities are effectively connected with such holder’s U.S. trade or business (and are attributable to such holder’s permanent establishment in the United States if required by an applicable tax treaty), the non-U.S. holder will be exempt from U.S. federal withholding tax. To claim the exemption, the non-U.S. holder generally must furnish a valid IRS Form W-8ECI (or applicable successor form) to the applicable withholding agent.
However, any such effectively connected dividends paid on our securities generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding these rules and any applicable income tax treaties that may provide for different rules.
Sale or Redemption
Subject to the discussion below regarding backup withholding and FATCA, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on the sale or other disposition of our securities, unless:

▪
the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, and if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States;

▪
the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition, and certain other requirements are met; or

▪
our securities constitute a “United States real property interest” by reason of our status as a United States real property holding corporation, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the non-U.S. holder’s holding period for our securities, and our securities are not regularly traded on an established securities market during the calendar year in which the sale or other disposition occurs.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items.
A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty), but may be offset by certain U.S.-source capital losses (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.
Determining whether we are a United States real property holding corporation in the third bullet point above depends on the fair market value of our U.S. real property interests relative to the fair market value of our other trade or business assets and our foreign real property interests. We believe that we are not currently and do not anticipate becoming a United States real property holding corporation for U.S. federal income tax purposes but cannot give assurance that we are not or will not become a United States real property holding corporation. Even if we are or were to become a United States real property holding corporation, gain arising from the sale or other taxable disposition by a non-U.S. holder of our securities will not be subject to U.S. federal income tax on transfers of United States real property holding corporation shares if the our securities are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such non-U.S. holder owned, actually and constructively, 5% or less of the our securities throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder’s holding period. We do not expect that our ordinary shares or pre-funded warrants will be treated as regularly traded on an established securities market, and there can be no assurance that our ADSs will qualify or continue to qualify as regularly traded on an established securities market. If any gain on a non-U.S. holder’s disposition is taxable because we are a United States real property holding corporation and our securities are not treated as regularly traded on an established securities market, the non-U.S. holder will be taxed on such disposition generally in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business (subject to the provisions under an applicable income tax treaty), except that the branch profits tax generally will not apply.
Information Reporting and Backup Withholding
Annual reports are required to be filed with the IRS and provided to each non-U.S. holder indicating the amount of dividends on our securities (including dividends deemed paid with respect to the pre-funded warrants, as described above) paid to such holder and the amount of any tax withheld with respect to those dividends. These information reporting requirements apply even if no withholding was required because the dividends were effectively connected with the holder’s conduct of a U.S. trade or business, or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established. Backup withholding generally will not apply to payments to a non-U.S. holder of dividends on or the gross proceeds of a disposition of our securities provided the non-U.S. holder furnishes the required certification for its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS

Form W-8BEN-E or IRS Form W-8ECI, or certain other requirements are met. Backup withholding may apply if the payor has actual knowledge, or reason to know, that the holder is a U.S. person who is not an exempt recipient.
Backup withholding is not an additional tax. If any amount is withheld under the backup withholding rules, the non-U.S. holder should consult with a U.S. tax advisor regarding the possibility of and procedure for obtaining a refund or a credit against the non-U.S. holder’s U.S. federal income tax liability, if any.
Withholding on Foreign Entities or Accounts
Sections 1471 to 1474 of the Code (FATCA) imposes a U.S. federal withholding tax of 30% on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally will impose a U.S. federal withholding tax of 30% on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes.
FATCA applies to dividends paid on our securities. Proposed regulations issued by the Treasury Department (on which taxpayers are entitled to rely until final regulations are issued) eliminate the federal withholding tax of 30% imposed by FATCA to gross proceeds of a sale or other disposition of our securities. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of this FATCA on their investment in our securities.
Cayman Islands
Regardless of the application of Section 7874 of the Code (as discussed below), we are also treated as a Cayman Islands corporation for Cayman Islands tax purposes. However, we are not subject to income or capital gains tax under the current laws of the Cayman Islands. There are no other taxes likely to be material to us levied by the government of the Cayman Islands.
We are and are expected to continue to be a Cayman Islands corporation as of the date of this prospectus supplement. We are treated as an exempted company for Cayman Islands tax purposes.
PRC Taxation
We are a holding company incorporated in the Cayman Islands.
Under the Enterprise Income Tax Law of the People’s Republic of China (EIT Law) and its implementation rules, an enterprise established outside of China with a “de facto management body” within China is considered a “resident enterprise,” and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In 2009, the SAT issued SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a Chinese-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by Chinese enterprises or Chinese enterprise groups, not those controlled by Chinese individuals or foreigners, the criteria set forth in the circular may reflect the State Administration of Taxation’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, all offshore enterprises controlled by a Chinese enterprise or a Chinese enterprise will be regarded as a Chinese tax resident by virtue of having its “de facto management body” in China only if all of the following conditions are met:
i.
the primary location of the day-to-day operational management is in China;

ii.
decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in China;

iii.
the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in China; and

iv.
at least 50% of voting board members or senior executives habitually reside in China.

We believe that neither we nor any of our subsidiaries outside of China is a Chinese resident enterprise for Chinese tax purposes. We are not controlled by a Chinese enterprise or Chinese enterprise group, and we do not believe that we meet all of the conditions above. We are a company incorporated outside China. As a holding company, some of our key assets are located, and our records (including the resolutions of its board of directors and the resolutions of its shareholders) are maintained, outside China. For the same reasons, we believe our other subsidiaries outside of China are also not Chinese resident enterprises for Chinese tax purposes. However, the tax resident status of an enterprise is subject to determination by the Chinese tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.”
If the Chinese tax authorities determine that we are a Chinese resident enterprise for Enterprise Income Tax (EIT) purposes, we may be required to withhold tax at a rate of 10% on dividends we pay to our shareholders, including holders of our ADSs, that are non-resident enterprises. In addition, non-resident enterprise shareholders (including our ADS holders) may be subject to a 10% Chinese withholding tax on gains realized on the sale or other disposition of ordinary shares or ADSs, if such income is treated as sourced from within China. Furthermore, gains derived by our non-Chinese individual shareholders from the sale of our ordinary shares and ADSs may be subject to a 20% Chinese withholding tax. It is unclear whether our non-Chinese individual shareholders (including our ADS holders) would be subject to any Chinese tax (including withholding tax) on dividends received by such non-Chinese individual shareholders in the event we are determined to be a Chinese resident enterprise. If any Chinese tax were to apply to dividends realized by non-Chinese individuals, it will generally apply at a rate of 20%. The Chinese tax liability may be reduced under applicable tax treaties. However, it is unclear whether our non-Chinese shareholders would be able to claim the benefits of any tax treaty between their country of tax residence and China in the event that we are treated as a Chinese resident enterprise.
See the section titled “Risk Factors — Risks Related to Doing Business in China and Our International Operations — If we are classified as a China resident enterprise for China income tax purposes, such classification could result in unfavorable tax consequences to us and our non-Chinese shareholders or ADS holders” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, which is incorporated by reference herein.
Pursuant to the EIT Law and its implementation rules, if a non-resident enterprise has not set up an organization or establishment in China, or has set up an organization or establishment but the income derived has no actual connection with such organization or establishment, it will be subject to a withholding tax on its Chinese-sourced income at a rate of 10%. Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, the tax rate in respect to dividends paid by a Chinese enterprise to a Hong Kong enterprise is reduced to 5% from a standard rate of 10% if the Hong Kong enterprise directly holds at least 25% of the Chinese enterprise. Pursuant to the Notice of the State Administration of Taxation on the Issues concerning the Application of the Dividend Clauses of Tax Agreements (SAT Circular 81), a Hong Kong resident enterprise must meet the following conditions, among others, in order to enjoy the reduced tax rate: (i) it must directly own the required percentage of equity interests and voting rights in the Chinese resident enterprise; and (ii) it must have directly owned such percentage in the Chinese resident enterprise throughout the 12 months prior to receiving the dividends. Additionally, China has started an anti-tax treaty shopping practice since the issuance of Circular 601 in 2009. On February 3, 2018, the State Administration of Taxation released the Announcement on Issues concerning the “Beneficial Owner” in Tax Treaties (PN9), which provides guidelines in determining a beneficial owner qualification under dividends, interest and royalty articles of tax treaties. Chinese tax authorities in general often scrutinize fact patterns case by case in determining foreign shareholders’ qualifications for a reduced treaty withholding tax rate, especially against foreign companies that are perceived as being conduits or lacking commercial substance. Furthermore, according to the Administrative Measures for Non-Resident Enterprises to Enjoy Treatments under Tax Treaties, which became effective in January 2020, where non-resident enterprises judge by themselves that they meet the conditions for entitlement to reduced tax rate according to tax treaties, they may enjoy such entitlement after reporting required information to competent tax authorities provided that they shall collect and retain relevant documents for future reference and inspections. Accordingly, our ShouTi Hong Kong Ltd. subsidiary may be able to enjoy the 5% tax rate for the dividends it receives from its Chinese incorporated subsidiary if it satisfies the conditions prescribed under SAT Circular 81, PN9 and other relevant tax rules and regulations and complete the necessary government formalities. However, according to SAT Circular 81, if the relevant tax authorities determine our transactions or arrangements are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable tax rate on dividends in the future.
If our Cayman Islands holding company, Structure Therapeutics Inc., is not deemed to be a Chinese resident enterprise, holders of our ordinary shares and ADSs who are not Chinese residents will not be subject to Chinese income tax on dividends distributed by us. With respect to gains realized from the sale or other disposition of the shares or ADSs, there is a possibility that a Chinese tax authority may impose an income tax under the indirect transfer rules set out under the Announcement of the State Administration of Taxation on Several Issues Concerning the Enterprise Income Tax on Indirect Property Transfer by Non-Resident Enterprises, except that such transaction could fall under the safe harbor thereunder. See the section titled “Risk Factors — Risks Related to Doing Business in China and Our International Operations — We and our shareholders face uncertainties in China with respect to indirect transfers of equity interests in China resident enterprises” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, which is incorporated by reference herein.

UNDERWRITING
Subject to the terms and conditions set forth in the underwriting agreement, dated December 9, 2025, between us and Jefferies LLC, Leerink Partners LLC, Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, as the representatives of the underwriters named below and the joint book-running managers of this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the ADSs and pre-funded warrants shown opposite its name below:
Underwriter	Number of ADSs	Number of Pre-Funded Warrants
Jefferies LLC	1,946,154	353,846
Leerink Partners LLC	1,607,693	292,307
Goldman Sachs & Co. LLC	1,607,693	292,307
Morgan Stanley & Co. LLC	1,607,693	292,307
Guggenheim Securities, LLC	846,153	153,847
BMO Capital Markets Corp.	296,153	53,847
LifeSci Capital LLC	296,153	53,847
Citizens JMP Securities, LLC	253,846	46,154
Total	8,461,538	1,538,462

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the ADSs and pre-funded warrants if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.
The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the ADSs as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the ADSs, that you will be able to sell any of the ADSs held by you at a particular time or that the prices that you receive when you sell will be favorable.
The underwriters are offering the ADSs and pre-funded warrants subject to their acceptance of the ADSs and pre-funded warrants from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriters have not been engaged to act as warrant agent for the pre-funded warrants or to act as underwriter or agent or otherwise participate in the issuance of the shares of our common stock upon the exercise of the pre-funded warrants.
Commission and Expenses
The underwriters have advised us that they propose to offer the ADSs and pre-funded warrants to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $2.34 per ADS and $2.34 per pre-funded warrant. After the offering, the public offering price, concession and reallowance to dealers may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.
The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional ADSs.

	Per ADS		Total
		Per Pre-Funded Warrant	Without Option to Purchase Additional ADSs	With Option to Purchase Additional ADSs
Public offering price	$65.00	$64.9999	$649,999,846	$747,499,846
Underwriting discounts and commissions paid by us	$3.90	$3.9000	$39,000,000	$44,850,000
Proceeds to us, before expenses	$61.10	$61.0999	$610,999,846	$702,649,846
We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $1,350,000. We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $30,000. The underwriters have agreed to reimburse us for certain of our expenses incurred in connection with the offering.
Listing
Our ADSs are listed on The Nasdaq Global Market under the trading symbol “GPCR”. There is no established market for the pre-funded warrants, and we do not expect a trading market to develop. We do not intend to list the pre-funded warrants on any securities exchange or nationally recognized trading system, including Nasdaq. Without a trading market, the liquidity of the pre-funded warrants will be extremely limited.
Stamp Taxes
If you purchase ADSs or pre-funded warrants offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.
Option to Purchase Additional ADSs
We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase, from time to time, in whole or in part, up to an aggregate of 1,500,000 ADSs from us at the public offering price set forth on the cover page of this prospectus, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional ADSs proportionate to that underwriter’s initial purchase commitment as indicated in the table above.
No Sales of Similar Securities
We, our officers and our directors have agreed, subject to specified exceptions, not to directly or indirectly:
▪
sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, or establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Exchange Act, or otherwise dispose of any ordinary shares, ADSs, options or warrants to acquire ordinary shares or ADSs, or securities exchangeable or convertible into ordinary shares or ADSs currently or hereafter owned either of record or beneficially; or

▪
enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of ordinary shares, ADSs, options or warrants to acquire ordinary shares or ADSs, or securities exchangeable or convertible into ordinary shares or ADSs, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; or

▪
make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any ordinary shares, ADSs, options or warrants to acquire ordinary shares or ADSs, or securities exchangeable or convertible into ordinary shares or ADSs, or cause to be filed a registration statement (except a registration statement on Form S-8 under the Securities Act), prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration; or

▪
publicly announce an intention to do any of the foregoing for a period of 90 days after the date of this prospectus without the prior written consent of the representatives.

This restriction terminates after the close of trading of the ADSs on and including the 90th day after the date of this prospectus.
With respect to lock-up agreements that have been entered into by our officers, directors and holders of substantially all our outstanding share capital and other securities, or the Lock-up Parties, the foregoing restrictions do not apply to:
i.
transfers made by the Lock-up Party by gift, will or intestate succession to a family member, to a trust whose beneficiaries consist exclusively of one or more of the Lock-up Party’s family member, or as a bona fide gift to a charity or educational institution, if, in any such case, such transfer is not for value;

ii.
transfers to any shareholder, partner, or member of, or owner of a similar equity interest in, the Lock-up Party, as the case may be, if, in any such case, such transfer is not for value;

iii.
transfers made by the Lock-up Party to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate of the Lock-up Party and such transfer is not for value;

iv.
transfers relating to ADSs acquired in open market transactions after completion of this offering, provided that no filing under the Exchange Act (other than reports filed under Section 13 of the Exchange Act) shall be required, and such transaction is not publicly announced (whether on Form 4, Form 5 or otherwise) during the period ending 90 days after the date of this prospectus, or the Lock-up Period, and, if the filing of a report is required under Section 13 of the Exchange Act during the Lock-Up Period, such filing shall clearly indicate the type of transaction giving rise to the change in ownership;

v.
sales of the Lock-up Party’s ADSs made pursuant to a 10b5-1 trading plan that is designed to comply with Rule 10b5-1 under the Exchange Act (as such rule was in effect at the time any such trading plan was adopted) that has been entered into by the Lock-up Party prior to the date of this prospectus and provided to the representatives and their counsel, provided that to the extent a public announcement or filing under the Exchange Act, if any, is required of the Lock-up Party or us regarding any such sales, such announcement or filing shall include a statement to the effect that any sales were effected pursuant to such 10b5-1 trading plan and no other public announcement shall be required or shall be made voluntarily in connection with such sales;

vi.
the entry, by the Lock-up Party, at any time on or after the date of the underwriting agreement, of any trading plan providing for the sale of ordinary shares or ADSs by the Lock-up Party, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act, provided, however, that such plan does not provide for, or permit, the sale of any ordinary shares or ADSs during the Lock-Up Period;

vii.
transfers made by the Lock-up Party to us in connection with the exercise, vesting or settlement of options, warrants, restricted share units or other rights to acquire ADSs or ordinary shares in accordance with their terms (including, in each case, by way of net exercise and/or to cover withholding tax obligations);

viii.
transfers of ordinary shares, ADSs, options or warrants or other rights to acquire ordinary shares or ADSs or any securities exchangeable or exercisable for or convertible into ordinary shares or ADSs, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into ordinary shares or ADSs, in each case pursuant to a bona fide third-party tender offer for our securities, merger, consolidation or other similar transaction made to all holders of our securities involving a change of control, which transaction is approved by our board, provided that all of Lock-up Party’s securities not so transferred, sold, tendered or otherwise disposed of remain subject to the related lock-up agreement, and provided further that it shall be a condition of the transfer that if the tender offer, merger, consolidation or other such transaction is not completed, the Lock-up Party’s securities subject to the related lock-up agreement shall remain subject to the restrictions of the lock-up agreement;
ix.
transfers by (A) operation of law pursuant to a court order or (B) a settlement agreement related to the distribution of assets in connection with the dissolution of a marriage or civil union; and

x.
to any transfer of the Lock-up Party’s ordinary shares, ADSs, options or warrants or other rights to acquire ordinary shares or ADSs or any securities exchangeable or exercisable for or convertible into ordinary shares or ADSs to us in connection with (A) the termination of the Lock-up Party’s employment with us, or (B) pursuant to agreements under which we have the option to repurchase such shares, provided that (A) in the case of any transfer described in clause (i), (ii), (iii) or (ix) above, it shall be a condition to the transfer that each transferee executes and delivers to the representatives an agreement in form and substance satisfactory to the representatives stating that such transferee is receiving and holding such ordinary shares, ADSs, options or warrants or other rights to acquire ordinary shares or ADSs or any securities exchangeable or exercisable for or convertible into ordinary shares or ADSs subject to the provisions of the lock-up agreement and agrees to comply with the restrictions set forth in the lock-up agreement, (B) in the case of any transfer described in clause (i)(b), (ii), (iii) and (iv) above, prior to the expiration of the Lock-up Period, no public disclosure or filing under Section 16 of the Exchange Act by any party to the transfer (donor, donee, transferor or transferee) shall be required, or made voluntarily, reporting a reduction in beneficial ownership in connection with such transfer, and (C) in the case of any transfer described in clause (i)(a), (i)(c), (vi), (vii), (viii), (ix) or (x) above, that any required filing under the Exchange Act shall indicate in the footnotes thereto that the filing relates to the circumstances described in such clause and no other public announcement shall be required or shall be made voluntarily in connection with such transfer.
The representatives may, in their sole discretion and at any time or from time to time before the termination of the Lock-up Period release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of our directors or officers who will execute a lock-up agreement, providing consent to the sale of ADSs or ordinary shares prior to the expiration of the lock-up period.
Stabilization
The underwriters have advised us that they, pursuant to Regulation M under the Exchange Act, certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the ADSs at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.
“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of our ADSs in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional ADSs or purchasing our ADSs in the open market. In determining the source of ADSs to close out the covered short position, the underwriters will consider, among other things, the price of ADSs available for purchase in the open market as compared to the price at which they may purchase ADSs through the option to purchase additional ADSs.
“Naked” short sales are sales in excess of the option to purchase additional ADSs. The underwriters must close out any naked short position by purchasing ADSs in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our ADSs in the open market after pricing that could adversely affect investors who purchase in this offering.
A stabilizing bid is a bid for the purchase of ADSs on behalf of the underwriters for the purpose of fixing or maintaining the price of the ADSs. A syndicate covering transaction is the bid for or the purchase of ADSs on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our ADSs or preventing or retarding a decline in the market price of our ADSs. As a result, the price of our ADSs may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the ADSs originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.
Neither we, nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of ADSs. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.
The underwriters may also engage in passive market making transactions in our ADSs on The Nasdaq Global Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of our ADSs in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.
Electronic Distribution
A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of ADSs for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.
Other Activities and Relationships
The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the underwriter and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the ADSs offered hereby. Any such short positions could adversely affect future trading prices of the ADSs offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Disclaimers About Non-U.S. Jurisdictions
European Economic Area
In relation to each Member State of the European Economic Area, or a Relevant Member, no securities have been offered or will be offered pursuant to the offering to the public in that Relevant Member prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member or, where appropriate, approved in another Relevant Member and notified to the competent authority in that Relevant Member, all in accordance with the Prospectus Regulation, except that the securities may be offered to the public in that Relevant Member at any time:
i.
to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

ii.
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

iii.
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the securities shall require us or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to the securities in any Relevant Member means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
United Kingdom
No securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the Financial Conduct Authority, except that the securities may be offered to the public in the United Kingdom at any time:
i.
to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

ii.
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

iii.
in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of the securities shall require the Company or the underwriters to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression. “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
Canada
The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Hong Kong
The securities may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong), or the Companies (Winding Up and Miscellaneous Provisions) Ordinance, or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), or the Securities and Futures Ordinance, or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.
Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.
Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the securities under Section 275 of the SFA except: (i) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (ii) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (iii) where no consideration is or will be given for the transfer, (iv) where the transfer is by operation of law, (v) as specified in Section 276(7) of the SFA, or (vi) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (Regulation 32).
Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the securities under Section 275 of the SFA except: (i) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (ii) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (iii) where no consideration is or will be given for the transfer, (iv) where the transfer is by operation of law, (v) as specified in Section 276(7) of the SFA, or (vi) as specified in Regulation 32.

Solely for the purposes of its obligations pursuant to Section 309B of the SFA, we have determined, and hereby notify all relevant persons (as defined in the CMP Regulations 2018), that the securities are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Japan
The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.
Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to the offering. This offering document does not constitute a prospectus, product disclosure statement, or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement, or other disclosure document under the Corporations Act.
Any offer in Australia of the securities may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.
The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.
This offering document contains general information only and does not take account of the investment objectives, financial situation, or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this offering document is appropriate to their needs, objectives, and circumstances, and, if necessary, seek expert advice on those matters.
Dubai International Financial Centre
This offering document relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”. This offering document is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth in this prospectus and has no responsibility for the offering document. The securities to which this offering document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this offering document. you should consult an authorized financial advisor.
Switzerland
This offering document is not intended to constitute an offer or solicitation to purchase or invest in the securities. The securities may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”), and no application has or will be made to admit the securities to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this offering document nor any other offering or marketing material relating to the securities constitutes a prospectus pursuant to the FinSA, and neither this offering document nor any other offering or marketing material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this offering document nor any other offering or marketing material relating to the offering, us or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this offering document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the securities.

LEGAL MATTERS
We are being represented by Cooley LLP, San Diego, California, with respect to certain legal matters as to U.S. federal securities laws. The validity of the ordinary shares represented by the ADSs offered in this offering (including the ADSs underlying the pre-funded warrants offered in this offering) will be passed upon for us by Travers Thorp Alberga. The validity of the pre-funded warrants offered in this offering will be passed upon for us by Cooley LLP. Certain legal matters as to Chinese law will be passed upon for us by Zhong Lun Law Firm. Certain legal matters in connection with this offering will be passed upon for the underwriters by Latham & Watkins LLP, San Diego, California.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, and the effectiveness of our internal control over financial reporting as of December 31, 2024, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all of the information set forth in the registration statement and the exhibits thereto. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference therein. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.
You may read our SEC filings at the SEC’s website at www.sec.gov. We are subject to the information reporting requirements of the Exchange Act, and we have filed reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for review on the website of the SEC referred to above.
We also maintain a website at www.structuretx.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained in or accessible through our website does not constitute a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement.
We incorporate by reference into this prospectus supplement the documents listed below and any future filings made by us with the SEC (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items and other portions of documents that are furnished, but not filed, pursuant to applicable rules promulgated by the SEC) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we file a post-effective amendment that indicates the termination of all offerings of securities covered by this prospectus supplement:
▪
our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025;

▪
the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 24, 2025;

▪
our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May 8, 2025, August 6, 2025 and November 6, 2025, respectively;

▪
our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on June 25, 2025 and December 8, 2025; and

▪
the description of the our ordinary shares contained in our Registration Statement on Form 8-A, filed with the SEC on January 30, 2023, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.5 to the our Annual Report on Form 10-K for the year ended December 31, 2023.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus supplement, including exhibits to these documents. You should direct any requests for documents to Structure Therapeutics Inc., Attn: Investor Relations, 601 Gateway Blvd., Suite 900, South San Francisco, California 94080 or may be made telephonically at (650) 457-1978.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

Prospectus
Ordinary Shares
American Depositary Shares Representing Ordinary Shares
Preferred Shares
Debt Securities
Warrants
Units
From time to time, we may offer and sell any combination of the securities described in this prospectus, either individually or in units consisting of any combination with other securities. We may also offer ordinary shares or American Depositary Shares (ADSs), each representing three ordinary shares, upon conversion of or exchange for preferred shares or debt securities or upon the exercise of warrants.
Each time we sell securities pursuant to this prospectus, we will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, before buying any of the securities being offered.
Our ADSs are listed on the Nasdaq Global Market under the trading symbol “GPCR.” On August 5, 2025, the last reported sale price of our ADSs was $16.68 per ADS. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Global Market or any other securities exchange of the securities covered by the applicable prospectus supplement.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” on page 5 of this prospectus and contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.
This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.
The securities may be sold directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents, underwriters or dealers are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents, underwriters or dealers and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 6, 2025.

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the SEC) utilizing a “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the Securities Act). Under this shelf registration process, we may offer and sell any securities described in this prospectus, either individually or in units consisting of any combination with other securities, in one or more offerings. There is no limit on the aggregate amount of the securities that we may offer pursuant to the registration statement of which this prospectus is a part. This prospectus provides you with a general description of the securities we may offer.
Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described in the section titled “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.
This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.
The information appearing in this prospectus, any applicable prospectus supplement and any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, the applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains and incorporates by reference industry, market and competitive position data from our own internal estimates and research, as well as from independent market research, industry and general publications and surveys, governmental agencies and publicly available information in addition to research, surveys and studies conducted by third parties. The content of these third-party sources, except to the extent specifically set forth in this prospectus and the documents incorporated by reference in this prospectus, does not constitute a portion of this prospectus or the documents incorporated by reference in this prospectus and is not incorporated herein or therein. Internal estimates are derived from publicly available information released by industry analysts and third-party sources, our internal research and our industry experience, and are based on assumptions made by us based on such data and our knowledge of our industry and market, which we believe to be reasonable. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires.
In addition, while we are responsible for all of the disclosure contained in this prospectus and the documents incorporated by reference in this prospectus and we believe the industry, market and competitive position data included in this prospectus and the documents incorporated by reference in this prospectus is reliable and based on reasonable assumptions, such data involve risks and uncertainties and are subject to change based on various factors, including those discussed in the section titled “Special Note Regarding

i

Forward-Looking Statements” in this prospectus and in the section titled “Risk Factors” incorporated by reference in this prospectus from our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties or by us. Accordingly, investors should not place undue reliance on this information.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”
Unless the context indicates otherwise, as used in this prospectus, all references to “Structure Therapeutics,” the “Company,” “we,” “us,” “our,” or similar references refer to Structure Therapeutics Inc., an exempted company with limited liability incorporated under the laws of the Cayman Islands, as well as its consolidated subsidiaries, except where the context otherwise requires or as otherwise indicated.

ii

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed in the section titled “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.
Overview
We are a clinical stage global biopharmaceutical company developing novel oral small molecule therapeutics to treat a wide range of chronic diseases with unmet medical need. Our differentiated technology platform leverages both structure-based drug discovery and our expertise in computational chemistry to discover and develop small molecule therapeutics against G-protein coupled receptors (GPCRs). These important receptors regulate numerous and diverse physiological and pathological processes. In fact, approximately one in every three marketed medicines targets GPCR-associated pathways for the treatment of various metabolic, cardiovascular and pulmonary disorders. By leveraging our world-class GPCR know-how, we are designing differentiated small molecule therapies to overcome the limitations of biologics and peptide therapies that target this family of receptors.
Our most advanced product candidate to date is aleniglipron, also known as GSBR-1290, an oral small molecule selective glucagon-like-peptide-1 receptor (GLP-1R) agonist currently in two Phase 2 clinical studies for the treatment of obesity, overweight and related conditions. Our obesity pipeline also includes ACCG-2671, an oral small molecule amylin receptor agonist development candidate, multiple preclinical discovery stage small molecules targeting glucose-dependent insulinotropic polypeptide and glucagon receptors, as well as ANPA-0073, an oral small molecule agonist targeting the apelin receptor in good laboratory practice-toxicology studies. Importantly, these programs have the potential to be developed as monotherapy as well as in fixed dose combination with our backbone therapeutics aleniglipron or ACCG-2671. These combination products enable us to potentially address diseases beyond obesity including type 2 diabetes mellitus, heart failure, sleep apnea, chronic kidney disease, osteoarthritis, metabolic dysfunction-associated steatotic liver disease and potentially even addiction and Parkinson’s disease and Alzheimer’s disease, areas where we are starting to see encouraging data with GLP-1Rs. Our product candidates, as oral small molecules, have the potential to be more accessible medicines than biologics and peptide therapies with potentially differentiated effectiveness and safety and, from a manufacturing standpoint, more scalable towards meeting global demand.
Corporate Information
We are a Cayman Islands exempted company incorporated with limited liability. We were initially formed as a Delaware limited liability company in 2016 under the name ShouTi Inc., and reorganized as a Cayman Islands exempted company in February 2019. Our principal executive office is located at 601 Gateway Blvd., Suite 900, South San Francisco, California 94080 and our telephone number is (650) 457-1978. The principal executive office of our research and development operations is located at Unit 01, 11th floor, Lane 2889, Jinke Road, Pudong New Area, Shanghai, People’s Republic of China, 201203. Our telephone number at this address is 86 21 61215839. Our current registered office in the Cayman Islands is located at the offices of International Corporation Services Ltd., P.O, Box 472, 2nd Floor, Harbour Place, 103 South Church Street, George Town, Grand Cayman KY1-1106, Cayman Islands. Our website address is www.structuretx.com. The information contained in, or accessible through, our website does not constitute part of this prospectus. We have included our website address as an inactive textual reference only.
We use our trademarks in this prospectus, as well as trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights to these trademarks and tradenames.

Description of Securities
We may offer our ordinary shares, ADSs, preferred shares, various series of debt securities and/or warrants to purchase any of such securities, either individually or in units consisting of any combination with other securities, from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:
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designation or classification;

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aggregate principal amount or aggregate offering price;

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maturity date, if applicable;

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original issue discount, if any;

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rates and times of payment of interest or dividends, if any;

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redemption, conversion, exercise, exchange or sinking fund terms, if any;

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ranking;

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restrictive covenants, if any;

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voting or other rights, if any;

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conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

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material or special U.S. federal income tax considerations, if any.

The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference.
THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
We may sell the securities directly to investors or to or through agents, underwriters or dealers. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:
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the names of those agents or underwriters;

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applicable fees, discounts and commissions to be paid to them;

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details regarding over-allotment or other options, if any; and

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the net proceeds to us, if any.

Ordinary Shares and ADSs.   We may issue ordinary shares or ADSs, each representing three ordinary shares, from time to time. Under our amended and restated memorandum and articles of association, we are authorized to issue up to 500,000,000 ordinary shares, par value $0.0001 per share. The holders of ordinary shares are entitled to one vote per share. Subject to the preferences of any then outstanding securities, including preferred shares, the holders of ordinary shares are entitled to receive dividends declared by our board of directors out of funds legally available for distribution. If we are liquidated, dissolved or wound up, whether voluntary or involuntary, the then outstanding holders of ordinary shares are entitled to share pro rata all funds and assets remaining after payment of liabilities and liquidation preferences of any then outstanding shares of securities, including preferred shares. There are no redemption rights applicable to the ordinary shares. However, we may issue shares that may be redeemed at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. We may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders. Some provisions of our amended and restated memorandum and articles of association may discourage, delay or prevent a change of control that shareholders may consider favorable. In this prospectus, we have summarized certain general features of ordinary shares in the section titled “Description of Share Capital.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any ordinary shares being offered.
Holders of our ADSs are not treated as our shareholders and their names are therefore not entered in our share register. The depositary, the custodian or their nominees will be the holder of the ordinary shares underlying our ADSs. Holders of our ADSs have a right to receive the ordinary shares underlying their ADSs. For discussion on our ADSs and ADS holder rights, see the section titled “Description of American Depositary Shares.”
Preferred Shares.   We may authorize and issue preferred shares from time to time, in one or more series. Under our amended and restated memorandum and articles of association, our authorized share capital includes 100,000,000 shares par value $0.0001 per share, that may be designated by our board of directors as preferred shares or shares with other rights and restrictions, in one or more series and determine or alter the designation, rights, preferences, privileges and restrictions granted to or imposed upon any series of such shares, any or all of which may be greater than the rights of the ordinary shares and/or ADSs. If we sell any new series of preferred shares under this prospectus and any applicable prospectus supplement, our board of directors will determine the rights, preferences and privileges of the preferred shares being offered, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, retirement or sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of our ordinary shares. Preferred shares may be convertible into our ordinary shares or other securities of ours, or may be exchangeable for debt securities at prescribed conversion rates. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of the certificate of designation that describes the terms of the series of preferred shares being offered before the issuance of the related series of preferred shares. In this prospectus, we have summarized certain general features of the preferred shares in the section titled “Description of Share Capital.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of preferred shares being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred shares.
Debt Securities.   We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. Convertible or exchangeable debt securities will be convertible into or exchangeable for our ordinary shares, ADSs or our other securities. Conversion or exchange may be mandatory or optional (at our option or the holders’ option) and would be at prescribed conversion or exchange prices.
The debt securities will be issued under an indenture that we will enter into with a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities in the section titled “Description of Debt Securities.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indenture and any supplemental indentures that contain the terms of the debt securities. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
Warrants.   We may issue warrants for the purchase of ordinary shares, ADSs, preferred shares and/or debt securities in one or more series. We may issue warrants independently or in combination with ordinary shares, ADSs, preferred shares and/or debt securities offered by any prospectus supplement. In this prospectus, we have summarized certain general features of the warrants in the section titled “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants. We have filed the forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that we may offer as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.
Warrants may be issued under a warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if any, in the applicable prospectus supplement relating to a particular series of warrants.
Units.   We may issue units consisting of any combination of the other types of securities offered under this prospectus from time to time in one or more series. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. In this prospectus, we have summarized certain general features of the units in the section titled “Description of Units.” We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular units being offered, as well as the form of unit and/or the unit agreement, as applicable, that contains the terms of units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit and/or the unit agreement, as applicable, that contain the terms of the particular series of units we are offering, and any supplemental agreements, before the issuance of such units.
Units may be issued under a unit agreement that we enter into with a unit agent. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units.
Use of Proceeds
Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, which may include costs associated with the research and development, capital expenditures, general and administrative costs and working capital. See “Use of Proceeds.”
Nasdaq Global Market Listing
Our ADSs are listed on the Nasdaq Global Market under the symbol “GPCR.”

RISK FACTORS
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described in the section titled “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and described under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus and any applicable prospectus supplement in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. See the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below titled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, that involve a number of risks and uncertainties. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, these forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from results and outcomes discussed in the forward-looking statements. Such forward-looking statements include or may include statements regarding, among other things:
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the timing, progress and results of preclinical studies and clinical studies for our product candidates, including our product development plans and strategies;

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the impact of data collection omissions at any of our clinical sites;

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the timing, scope and likelihood of regulatory filings and approvals, including final regulatory approval of our product candidates;

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the potential benefits and market opportunity for our product candidates and discovery platform;

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expectations regarding the size, scope and design of clinical studies

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our plans and strategy with respect to our drug discovery efforts and potential benefits of our discovery platform;

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our manufacturing, commercialization, and marketing plans and strategies;

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our plans to hire additional personnel and our ability to attract and retain such personnel;

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our estimates of the number of patients who suffer from the diseases we are targeting and potential growth in our target markets;

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our expectations regarding the approval and use of our product candidates;

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our competitive position and the development and impact of competing therapies that are or may become available;

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expectations regarding future events under collaboration and licensing agreements, including potential future payments, as well as our plans and strategies for entering into further collaboration and licensing agreements;

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our intellectual property position, including the scope of protection we are able to establish and maintain for intellectual property rights covering product candidates we may develop, including the extensions of existing patent terms where available, the validity of intellectual property rights held by third parties, and our ability not to infringe, misappropriate or otherwise violate any third-party intellectual property rights;

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the rate and degree of market acceptance and clinical utility of product candidates we may develop;

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our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

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our future financial performance;

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the period over which we estimate our existing cash, cash equivalents and short-term investments will be sufficient to fund our future operating expenses and capital expenditure requirements;

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the impact of laws and regulations;

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the impact of geopolitical and macroeconomic factor;

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our use of the net proceeds from any offering under this prospectus; and

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statements of belief and any statement of assumptions underlying any of the foregoing.

In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “contemplate,” “continue” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,”

“project,” “should,” “target” or “will” or the negative of these terms or other similar expressions. These forward-looking statements are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial and other trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date on which they were made and are subject to a number of risks, uncertainties and assumptions described under the section titled “Risk Factors” elsewhere in this prospectus and any applicable prospectus supplement and in the sections titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated into this prospectus and any applicable prospectus supplement. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements contained in this prospectus, the applicable prospectus supplement and in the documents incorporated by reference whether as a result of any new information, future events, changed circumstances or otherwise. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus or any applicable prospectus supplement. See the section titled “Where You Can Find More Information.”
In addition, statements that “we believe” and similarly qualified statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, the applicable prospectus supplement or the applicable document incorporated by reference, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to rely unduly upon them.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise indicated in any prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, which may include costs associated with research and development, capital expenditures, general and administrative costs and working capital. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus.

ENFORCEMENT OF CIVIL LIABILITIES
We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:
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political and economic stability;

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an effective judicial system;

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a favorable tax system;

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the absence of exchange control or currency restrictions; and

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the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to:
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the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

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Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.
Certain of our operations are conducted in China, and certain of our assets are located in China.
Certain of our executive officers are nationals or residents of jurisdictions other than the United States or may have assets located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.
We have appointed Raymond Stevens as our agent upon whom process may be served in any action brought against us under the securities laws of the United States. Travers Thorp Alberga, our legal counsel as to Cayman Islands law, and Zhong Lun Law Firm, our legal counsel as to Chinese law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would:
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recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

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entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Travers Thorp Alberga has informed us that the uncertainty with regard to Cayman Islands law relates to whether a judgment obtained from the United States courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. The courts of the Cayman Islands may not recognize or enforce such judgments against a Cayman Islands company. Because the courts of the Cayman Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the Cayman Islands. Travers Thorp Alberga have advised us that the United States and the Cayman Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of U.S. courts in civil and commercial matters, and although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States, a judgment in personam obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment:

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is given by a competent foreign court with jurisdiction to give the judgment;

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imposes a specific positive obligation on the judgment debtor (such as an obligation to pay a liquidated sum or perform a specified obligation);

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is final and conclusive;

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is not in respect of taxes, a fine or a penalty; and

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was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Zhong Lun Law Firm has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in China will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of Chinese law or national sovereignty, security or social public interest. As a result, it is uncertain whether and on what basis a Chinese court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on Chinese law against a company in China for disputes if they can establish sufficient nexus to China for a Chinese court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit. However, it would be difficult for foreign shareholders to establish sufficient nexus to China by virtue only of holding our ADSs or Ordinary Shares.
In addition, it will be difficult for U.S. shareholders to originate actions against us in China in accordance with Chinese laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding our ADSs or Ordinary Shares, to establish a connection to China for a Chinese court to have jurisdiction as required under the PRC Civil Procedures Law.

DESCRIPTION OF SHARE CAPITAL
We are a Cayman Islands exempted company incorporated with limited liability and our affairs are governed by our amended and restated memorandum and articles of association, the Companies Act (as amended) of the Cayman Islands, (the Companies Act) and the common law of the Cayman Islands.
Our authorized share capital is $60,000, divided into 600,000,000 shares, of which (i) 500,000,000 are designated as ordinary shares, par value of $0.0001 per share, and (ii) 100,000,000 shares, par value of $0.0001 per share, of such class or classes (however designated) of shares, as our board of directors may determine in accordance with our amended and restated memorandum and articles of association.
Our board of directors may, without further action by our shareholders, fix the rights, preferences, privileges and restrictions of up to an aggregate of 100,000,000 other shares, including preferred shares and non-voting ordinary shares, in one or more classes or series and authorize their issuance. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, retirement or sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of our ordinary shares. The issuance of our other shares, including potentially preferred shares, could adversely affect the voting power of holders of ADSs and ordinary shares and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of other shares, including preferred shares, could have the effect of delaying, deferring, or preventing a change of control or other corporate action.
Amended and Restated Memorandum and Articles of Association
The following are summaries of material provisions of our amended and restated memorandum and articles of association, and of the Companies Act, insofar as they relate to the material terms of our ordinary shares.
Objects of Our Company.   Under our amended and restated memorandum and articles of association, the objects of our company are unrestricted, and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.
Ordinary Shares.   Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are nonresidents of the Cayman Islands may freely hold and vote their shares.
Dividends.   The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may declare dividends by ordinary resolution, but no dividend shall exceed the amount recommended by our directors. Our amended memorandum and restated articles of association provide that the directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the directors, be applicable for meeting contingencies or for equalizing dividends or for any other purpose to which those funds may be properly applied. Under the laws of the Cayman Islands, we may pay a dividend out of either profit or the credit standing in our share premium account, provided that in no circumstances may a dividend be paid if this would result in our inability to pay our debts as they fall due in the ordinary course of business immediately following the date on which the distribution or dividend is paid.
Voting Rights.   Holders of our ordinary shares are entitled to one vote per share. Voting at any shareholders’ meeting is by show of hands unless a poll is demanded (before or on the declaration of the result of the show of hands). A poll may be demanded by the chairman of such meeting or any one or more shareholders who together hold not less than 10% of the votes attaching to the total ordinary shares which are present in person or by proxy at the meeting.
An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding ordinary shares at a meeting. A special resolution will be required for important matters such as a change of name or making changes to our amended and restated memorandum and articles of association. Holders of the ordinary shares may, among other things, divide or combine their shares by ordinary resolution.
General Meetings of Shareholders.   Shareholders’ general meetings may be convened by a majority of our board of directors. Advance notice of at least 10 calendar days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of at least one shareholder present or by proxy, representing not less than one-third of all votes attaching to all of our shares in issue and entitled to vote.
The Companies Act provides shareholders with only limited rights to requisition a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our amended and restated memorandum and articles of association provide that upon the requisition of shareholders representing in aggregate not less than one-third of the votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, our board of directors will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. Shareholders seeking to bring business before the annual general meeting or to nominate candidates for election to our board of directors at the annual general meeting are required to deliver notice not later than the 90th day nor earlier than the 120th day prior to the scheduled date of the annual general meeting.
Transfer of Ordinary Shares.   Subject to the restrictions set out below, any of our shareholders may transfer all or any of his, her or its ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.
Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:
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the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

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the instrument of transfer is in respect of only one class of ordinary shares;

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the instrument of transfer is properly stamped, if required;

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in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

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a fee of such maximum sum as Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.
The registration of transfers may, after compliance with any notice required of Nasdaq, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.
Liquidation.   On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay the whole of the share capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares.   Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.
Redemption, Repurchase and Surrender of Shares.   Our ordinary shares are not subject to redemption provisions. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. We may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders. Under the Companies Act, the redemption or repurchase of any share may be paid out of our profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (i) unless it is fully paid up, (ii) if such redemption or repurchase would result in there being no shares issued and outstanding or (iii) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.
Variations of Rights of Shares.   If at any time our share capital is divided into different classes or series of shares, the rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not our company is being wound-up, may be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or series or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class or series. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.
Issuance of Additional Shares.   Our amended and restated memorandum of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.
Our amended and restated memorandum of association also authorizes our board of directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:
•
the designation of the series;

•
the number of shares of the series;

•
the dividend rights, dividend rates, conversion rights, voting rights;

•
the rights and terms of redemption and liquidation preferences; and

•
any other powers, preferences and relative, participating, optional and other special rights.

Our board of directors may issue preferred shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.
Inspection of Books and Records.   Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our corporate records (except for the memorandum and articles of association of our company, any special resolutions passed by our company and the register of mortgages and charges of our company). However, we will provide our shareholders with annual audited consolidated financial statements. See the section titled “Where You Can Find Additional Information.”
Anti-Takeover Provisions.   Some provisions of our amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

•
authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders; and

•
limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our amended and restated memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.
Exempted Company.   We are an exempted company with limited liability under the Companies Act.
The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:
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does not have to file an annual return of its shareholders with the Registrar of Companies;

•
is not required to open its register of members for inspection;

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does not have to hold an annual general meeting;

•
may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

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may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

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may register as a limited duration company; and

•
may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).
Differences in Corporate Law
The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.
Mergers and Similar Arrangements.   The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company.
In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (i) a special resolution of the shareholders of each constituent company, and (ii) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.
A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.
The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.
Save in certain limited circumstances, a shareholder of a Cayman Islands constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his, her or its shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provide the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.
Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:
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the statutory provisions as to the required majority vote have been met;

•
the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•
the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•
the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four-months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.
If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.
Shareholders’ Suits.   In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles

(namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:
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a company acts or proposes to act illegally or ultra vires;

•
the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•
those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability.   Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such director or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his or her duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.
In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our amended and restated memorandum and articles of association.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Directors’ Fiduciary Duties.   Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.
As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him or her to do so), a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience.
However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.
Shareholder Action by Written Resolution.   Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Our amended and restated articles of association provide that no action shall be taken by the shareholders except at an annual or extraordinary general meeting called in accordance with our amended and restated articles of association and no action shall be taken by the shareholders by written consent or electronic transmission.
Shareholder Proposals.   Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.
The Companies Act provides shareholders with only limited rights to requisition a general meeting. However, these rights may be provided in a company’s articles of association. Our amended and restated articles of association allow our shareholders holding in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board of directors is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. As an exempted Cayman Islands company, we may but are not obliged by law to call shareholders’ annual general meetings. See the section titled “Our Amended and Restated Memorandum and Articles of Association — General Meetings of Shareholders” for more information on the rights of our shareholders to put proposals before the annual general meeting.
Cumulative Voting.   Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it.
Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled for a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.
Removal of Directors.   Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our amended and restated articles of association, directors may be removed only for cause by an ordinary resolution of our shareholders. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his or her office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his or her office be vacated; or (v) is removed from office pursuant to any other provisions of our amended and restated memorandum and articles of association.
Transactions with Interested Shareholders.   The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.
Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.
Dissolution; Winding Up.   Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.
Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our amended and restated articles of association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.
Variation of Rights of Shares.   Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our amended and restated articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.
Amendment of Governing Documents.   Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our amended and restated memorandum and articles of association, our memorandum and articles of association may only be amended by a special resolution of our shareholders.
Rights of Non-resident or Foreign Shareholders.   There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.
Listing
Our ADSs are listed on the Nasdaq Global Market under the trading symbol “GPCR.”

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
American Depositary Receipts
JPMorgan Chase Bank, N.A., as depositary, will issue the ADS(s). Each ADS will represent an ownership interest in a designated number of our ordinary shares which we will deposit with the custodian, as agent of the depositary, under the deposit agreement among ourselves, the depositary, yourself as a holder of American depositary receipt(s) that evidence the ADSs, or ADR(s), and all other ADR holders, and all beneficial owners of an interest in the ADSs evidenced by ADRs from time to time.
The depositary’s office is located at 383 Madison Avenue, Floor 11, New York, NY 10179.
The ADS to share ratio is subject to amendment as provided in the form of ADR (which may give rise to fees contemplated by the form of ADR). In the future, each ADS will also represent any securities, cash or other property deposited with the depositary but which they have not distributed directly to you.
A beneficial owner is any person or entity having a beneficial ownership interest in ADSs. A beneficial owner need not be the holder of the ADR evidencing such ADS. If a beneficial owner of ADSs is not an ADR holder, it must rely on the holder of the ADR(s) evidencing such ADSs in order to assert any rights or receive any benefits under the deposit agreement. A beneficial owner shall only be able to exercise any right or receive any benefit under the deposit agreement solely through the holder of the ADR(s) evidencing the ADSs owned by such beneficial owner. The arrangements between a beneficial owner of ADSs and the holder of the corresponding ADRs may affect the beneficial owner’s ability to exercise any rights it may have.
An ADR holder shall be deemed to have all requisite authority to act on behalf of any and all beneficial owners of the ADSs evidenced by the ADRs registered in such ADR holder’s name for all purposes under the deposit agreement and ADRs. The depositary’s only notification obligations under the deposit agreement and the ADRs is to registered ADR holders. Notice to an ADR holder shall be deemed, for all purposes of the deposit agreement and the ADRs, to constitute notice to any and all beneficial owners of the ADSs evidenced by such ADR holder’s ADRs.
Unless certificated ADRs are specifically requested, all ADSs will be issued on the books of our depositary in book-entry form and periodic statements will be mailed to you which reflect your ownership interest in such ADSs. In our description, references to American depositary receipts or ADRs shall include the statements you will receive which reflect your ownership of ADSs.
You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, by having an ADS registered in your name on the books of the depositary, you are an ADR holder. This description assumes you hold your ADSs directly. If you hold the ADSs through your broker or financial institution nominee, you must rely on the procedures of such broker or financial institution to assert the rights of an ADR holder described in this section. You should consult with your broker or financial institution to find out what those procedures are.
As an ADR holder or beneficial owner, we will not treat you as a shareholder of ours and you will not have any shareholder rights. Cayman Islands law governs shareholder rights. Because the depositary or its nominee will be the shareholder of record for the shares represented by all outstanding ADSs, shareholder rights rest with such record holder. Your rights are those of an ADR holder or of a beneficial owner. Such rights derive from the terms of the deposit agreement to be entered into among us, the depositary and all holders and beneficial owners from time to time of ADRs issued under the deposit agreement and, in the case of a beneficial owner, from the arrangements between the beneficial owner and the holder of the corresponding ADRs. The obligations of the depositary and its agents are also set out in the deposit agreement. Because the depositary or its nominee will actually be the registered owner of the shares, you must rely on it to exercise the rights of a shareholder on your behalf.
The following is a summary of what we believe to be the material terms of the deposit agreement.
Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entire deposit agreement and the form of ADR which contains the terms of your ADSs. You can read a copy of the deposit agreement which is filed as an exhibit to the registration statement of which this prospectus forms a part. You may also find the registration statement and the attached deposit agreement on the SEC’s website at www.sec.gov.
Share Dividends and Other Distributions
How will I receive dividends and other distributions on the shares underlying my ADSs?
We may make various types of distributions with respect to our securities. The depositary has agreed that, to the extent practicable, it will pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after converting any cash received into U.S. dollars (if it determines such conversion may be made on a reasonable basis) and, in all cases, making any necessary deductions provided for in the deposit agreement. The depositary may utilize a division, branch or affiliate of JPMorgan Chase Bank, N.A. to direct, manage and/or execute any public and/or private sale of securities under the deposit agreement. Such division, branch and/or affiliate may charge the depositary a fee in connection with such sales, which fee is considered an expense of the depositary. You will receive these distributions in proportion to the number of underlying securities that your ADSs represent.
Except as stated below, the depositary will deliver such distributions to ADR holders in proportion to their interests in the following manner:
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Cash.   The depositary will distribute any U.S. dollars available to it resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof (to the extent applicable), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain registered ADR holders, and (iii) deduction of the depositary’s and/or its agents’ expenses in (1) converting any foreign currency to U.S. dollars to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. To the extent the depositary does not reasonably believe it will be permitted by applicable law, rule or regulation to convert foreign currency into U.S. dollars and distribute such U.S. dollars to some or all holders, the depositary may in its discretion distribute the foreign currency received by the depositary to, or hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the holders entitled to receive the same.

To the extent the depositary holds such foreign currency, any and all costs and expenses related to, or arising from, the holding of such foreign currency shall be paid from such foreign currency thereby reducing the amount so held. If exchange rates fluctuate during a time when the depositary cannot convert a foreign currency, you may lose some or all of the value of the distribution.
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Shares.   In the case of a distribution in shares, the depositary will issue additional ADRs to evidence the number of ADSs representing such shares. Only whole ADSs will be issued. Any shares which would result in fractional ADSs will be sold and the net proceeds will be distributed in the same manner as cash to the ADR holders entitled thereto.

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Rights to receive additional shares.   In the case of a distribution of rights to subscribe for additional shares or other rights, if we timely provide evidence satisfactory to the depositary that it may lawfully distribute such rights, the depositary will distribute warrants or other instruments in the discretion of the depositary representing such rights. However, if we do not timely furnish such evidence, the depositary may:

(i)
sell such rights if practicable and distribute the net proceeds in the same manner as cash to the ADR holders entitled thereto; or

(ii)
if it is not practicable to sell such rights by reason of the non-transferability of the rights, limited markets therefor, their short duration or otherwise, do nothing and allow such rights to lapse, in which case ADR holders will receive nothing and the rights may lapse.

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Other Distributions.   In the case of a distribution of securities or property other than those described above, the depositary may either (i) distribute such securities or property in any manner it deems equitable and practicable, or (ii) to the extent the depositary deems distribution of such securities or property not to be equitable and practicable, sell such securities or property and distribute any net proceeds in the same way it distributes cash.

If the depositary determines in its discretion that any distribution described above is not practicable with respect to any specific registered ADR holder, the depositary may choose any method of distribution that it deems practicable for such ADR holder, including the distribution of foreign currency, securities or property, or it may retain such items, without paying interest on or investing them, on behalf of the ADR holder as deposited securities, in which case the ADSs will also represent the retained items.
Any U.S. dollars will be distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the depositary in accordance with its then current practices.
The depositary is not responsible if it fails to determine that any distribution or action is lawful or reasonably practicable.
There can be no assurance that the depositary will be able to convert any currency at a specified exchange rate or sell any property, rights, shares or other securities at a specified price, nor that any of such transactions can be completed within a specified time period. All purchases and sales of securities will be handled by the depositary in accordance with its then current policies, which are currently set forth on the “Disclosures” page (or successor page) of www.adr.com (as updated by the depositary from time to time, ADR.com).
Deposit, Withdrawal and Cancellation
How does the depositary issue ADSs?
The depositary will issue ADSs if you or your broker deposit shares or evidence of rights to receive shares with the custodian and pay the fees and expenses owing to the depositary in connection with such issuance. In the case of the ADSs to be issued under this prospectus, we will arrange with the underwriters named herein to deposit such shares.
Shares deposited in the future with the custodian must be accompanied by certain delivery documentation and shall, at the time of such deposit, be registered in the name of JPMorgan Chase Bank, N.A., as depositary for the benefit of holders of ADRs or in such other name as the depositary shall direct.
The custodian will hold all deposited shares (including those being deposited by or on our behalf in connection with the offering to which this prospectus relates) for the account and to the order of the depositary, in each case for the benefit of ADR holders. ADR holders and beneficial owners thus have no direct ownership interest in the shares and only have such rights as are contained in the deposit agreement. The custodian will also hold any additional securities, property and cash received on or in substitution for the deposited shares. The deposited shares and any such additional items are referred to as “deposited securities.”
Deposited securities are not intended to, and shall not, constitute proprietary assets of the depositary, the custodian or their nominees. Beneficial ownership in deposited securities is intended to be, and shall at all times during the term of the deposit agreement continue to be, vested in the beneficial owners of the ADSs representing such deposited securities. Notwithstanding anything else contained herein, in the deposit agreement, in the form of ADR and/or in any outstanding ADSs, the depositary, the custodian and their respective nominees are intended to be, and shall at all times during the term of the deposit agreement be, the record holder(s) only of the deposited securities represented by the ADSs for the benefit of the ADR holders. The depositary, on its own behalf and on behalf of the custodian and their respective nominees, disclaims any beneficial ownership interest in the deposited securities held on behalf of the ADR holders.
Upon each deposit of shares, receipt of related delivery documentation and compliance with the other provisions of the deposit agreement, including the payment of the fees and charges of the depositary and any taxes or other fees or charges owing, the depositary will issue an ADR or ADRs in the name or upon the order of the person entitled thereto evidencing the number of ADSs to which such person is entitled. All of the ADSs issued will, unless specifically requested to the contrary, be part of the depositary’s direct registration system, and a registered holder will receive periodic statements from the depositary which will show the number of ADSs registered in such holder’s name. An ADR holder can request that the ADSs not be held through the depositary’s direct registration system and that a certificated ADR be issued.
How do ADR holders cancel an ADS and obtain deposited securities?
When you turn in your ADR certificate at the depositary’s office, or when you provide proper instructions and documentation in the case of direct registration ADSs, the depositary will, upon payment of certain applicable fees, charges and taxes, deliver the underlying shares to you or upon your written order. Delivery of deposited securities in certificated form will be made at the custodian’s office. At your risk, expense and request, the depositary may deliver deposited securities at such other place as you may request.
The depositary may only restrict the withdrawal of deposited securities in connection with:
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temporary delays caused by closing our transfer books or those of the depositary or the deposit of shares in connection with voting at a shareholders’ meeting, or the payment of dividends;

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the payment of fees, taxes and similar charges; or

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compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.
Record Dates
The depositary may, after consultation with us if practicable, fix record dates (which, to the extent applicable, shall be as near as practicable to any corresponding record dates set by us) for the determination of the registered ADR holders who will be entitled (or obligated, as the case may be):
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to receive any distribution on or in respect of deposited securities,

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to give instructions for the exercise of voting rights at a meeting of holders of shares,

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to pay the fee assessed by the depositary for administration of the ADR program and for any expenses as provided for in the ADR, or

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to receive any notice or to act in respect of other matters, all subject to the provisions of the deposit agreement.

Voting Rights
How do I vote?
If you are an ADR holder and the depositary asks you to provide it with voting instructions, you may instruct the depositary how to exercise the voting rights for the shares which underlie your ADSs. As soon as practicable after receipt from us of notice of any meeting at which the holders of shares are entitled to vote, or of our solicitation of consents or proxies from holders of shares, the depositary shall fix the ADS record date in accordance with the provisions of the deposit agreement, provided that if the depositary receives a written request from us in a timely manner and at least 30 days prior to the date of such vote or meeting, the depositary shall, at our expense, distribute to the registered ADR holders a “voting notice” stating (i) final information particular to such vote and meeting and any solicitation materials, (ii) that each ADR holder on the record date set by the depositary will, subject to any applicable provisions of Cayman Islands law, be entitled to instruct the depositary as to the exercise of the voting rights, if any, pertaining to the deposited securities represented by the ADSs evidenced by such ADR holder’s ADRs and (iii) the manner in which such instructions may be given, or deemed to be given pursuant to the terms of the deposit agreement, including instructions for giving a discretionary proxy to a person designated by us. Each ADR holder shall be solely responsible for the forwarding of voting notices to the beneficial owners of ADSs registered in such ADR holder’s name. There is no guarantee that ADR holders and beneficial owners generally or any holder or beneficial owner in particular will receive the notice described above with sufficient time to enable such ADR holder or beneficial owner to return any voting instructions to the depositary in a timely manner.
Following actual receipt by the ADR department responsible for proxies and voting of ADR holders’ instructions (including, without limitation, instructions of any entity or entities acting on behalf of the nominee for the Depository Trust Company (the DTC)), the depositary shall, in the manner and on or before the time established by the depositary for such purpose, endeavor to vote or cause to be voted the deposited securities represented by the ADSs evidenced by such ADR holders’ ADRs in accordance with such instructions insofar as practicable and permitted under the provisions of or governing deposited securities.
To the extent that (i) we have provided the depositary with at least 35 days’ notice of the proposed meeting, (ii) the voting notice will be received by all ADR holders and beneficial owners no less than 10 days prior to the date of the meeting and/or the cut-off date for the solicitation of consents, and (iii) the depositary does not receive instructions on a particular agenda item from an ADR holder (including, without limitation, any entity or entities acting on behalf of the nominee for DTC) in a timely manner, such ADR holder shall be deemed, and in the deposit agreement the depositary is instructed to deem such ADR holder, to have instructed the depositary to give a discretionary proxy for such agenda item(s) to a person designated by us to vote the deposited securities represented by the ADSs for which actual instructions were not so given by all such ADR holders on such agenda item(s), provided that no such instruction shall be deemed given and no discretionary proxy shall be given unless (i) we inform the depositary in writing (and we agree to provide the depositary with such instruction promptly in writing) that (a) we wish such proxy to be given with respect to such agenda item(s), (b) there is no substantial opposition existing with respect to such agenda item(s) and (c) such agenda item(s), if approved, would not materially or adversely affect the rights of holders of shares, and (ii) the depositary has obtained an opinion of counsel, in form and substance satisfactory to the depositary, confirming that (a) the granting of such discretionary proxy does not subject the depositary to any reporting obligations in the Cayman Islands, (b) the granting of such proxy will not result in a violation of the laws, rules, regulations or permits of the Cayman Islands, (c) the voting arrangement and deemed instruction as contemplated herein will be given effect under the laws, rules and regulations of the Cayman Islands, and (d) the granting of such discretionary proxy will not under any circumstances result in the shares represented by the ADSs being treated as assets of the depositary under the laws, rules or regulations of the Cayman Islands.
The depositary may from time to time access information available to it to consider whether any of the circumstances described above exist, or request additional information from us in respect thereto. By taking any such action, the depositary shall not in any way be deemed or inferred to have been required, or have had any duty or responsibility (contractual or otherwise), to monitor or inquire whether any of the circumstances described above existed. In addition to the limitations provided for in the deposit agreement, ADR holders and beneficial owners are advised and agree that (i) the depositary will rely fully and exclusively on us to inform it of any of the circumstances set forth above, and (ii) neither the depositary, the custodian nor any of their respective agents shall be obliged to inquire or investigate whether any of the circumstances described above exist and/or whether we complied with our obligation to timely inform the depositary of such circumstances. Neither the depositary, the custodian nor any of their respective agents shall incur any liability to ADR holders or beneficial owners (i) as a result of our failure to determine that any of the circumstances described above exist or our failure to timely notify the depositary of any such circumstances or (ii) if any agenda item which is approved at a meeting has, or is claimed to have, a material or adverse effect on the rights of holders of shares. Because there is no guarantee that ADR holders and beneficial owners will receive the notices described above with sufficient time to enable such ADR holders or beneficial owners to return any voting instructions to the depositary in a timely manner, ADR holders and beneficial owners may be deemed to have instructed the depositary to give a discretionary proxy to a person designated by us in such circumstances, and neither the depositary, the custodian nor any of their respective agents shall incur any liability to ADR holders or beneficial owners in such circumstances.
ADR holders are strongly encouraged to forward their voting instructions to the depositary as soon as possible. For instructions to be valid, the ADR department of the depositary that is responsible for proxies and voting must receive them in the manner and on or before the time specified, notwithstanding that such instructions may have been physically received by the depositary prior to such time. The depositary will not itself exercise any voting discretion in respect of deposited securities. The depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the deposited securities, for the manner in which any voting instructions are given, or deemed to be given pursuant to the terms of the deposit agreement, including instructions to give a discretionary proxy to a person designated by us, for the manner in which any vote is cast, including, without limitation, any vote cast by a person to whom the depositary is instructed to grant a discretionary proxy (or deemed to have been instructed pursuant to the terms of the deposit agreement), or for the effect of any such vote. Notwithstanding anything contained in the deposit agreement or any ADR, the depositary may, to the extent not prohibited by any law, regulation, or requirement of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the depositary in connection with any meeting of or solicitation of consents or proxies from holders of deposited securities, distribute to the registered holders of ADRs a notice that provides such ADR holders with or otherwise publicizes to such ADR holders instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).
We have advised the depositary that under Cayman Islands law and our governing documents, each as in effect as of the date of the deposit agreement, voting at any meeting of shareholders is by show of hands unless a poll is demanded (before or on the declaration of the results of the show of hands) by the chairman of the meeting or any shareholder holding at least ten percent of the votes attached to the shares present at such meeting. In the event that voting on any resolution or matter is conducted on a show of hands basis in accordance with our governing documents, the depositary will refrain from voting and providing any proxies (deemed or otherwise) and the voting instructions received and deemed received by the depositary from ADR holders shall lapse. The depositary will not demand a poll or join in demanding a poll, whether or not requested to do so by ADR holders or beneficial owners.
There is no guarantee that you will receive voting materials in time to instruct the depositary to vote and it is possible that you, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote.
Reports and Other Communications
Will ADR holders be able to view our reports?
The depositary will make available for inspection by ADR holders at the offices of the depositary and the custodian the deposit agreement, the provisions of or governing deposited securities, and any written communications from us which are both received by the custodian or its nominee as a holder of deposited securities and made generally available to the holders of deposited securities.
Additionally, if we make any written communications generally available to holders of our shares, and we furnish copies thereof (or English translations or summaries) to the depositary, it will distribute the same to registered ADR holders.
Fees and Expenses
What fees and expenses will I be responsible for paying?
The depositary may charge each person to whom ADSs are issued, including, without limitation, issuances against deposits of shares, issuances in respect of share distributions, rights and other distributions, issuances pursuant to a share dividend or share split declared by us or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or deposited securities, and each person surrendering ADSs for withdrawal of deposited securities or whose ADRs are cancelled or reduced for any other reason, $5.00 for each 100 ADSs (or any portion thereof) issued, delivered, reduced, canceled or surrendered, or upon which a share distribution or elective distribution is made or offered, as the case may be. The depositary may sell (by public or private sale) sufficient securities and property received in respect of a share distribution, rights and/or other distribution prior to such deposit to pay such charge.

The following additional charges shall also be incurred by the ADR holders, the beneficial owners, by any party depositing or withdrawing shares or by any party surrendering ADSs and/or to whom ADSs are issued (including, without limitation, issuance pursuant to a share dividend or share split declared by us or an exchange of shares regarding the ADSs or the deposited securities or a distribution of ADSs), whichever is applicable:
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a fee of $0.05 or less per ADS held for any cash distribution made, or for any elective cash/stock dividend offered, pursuant to the deposit agreement;

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a fee of $0.05 or less per ADS held for the direct or indirect distribution of securities other than ADSs or rights to purchase additional ADSs (including, without limitation, distributions by the Company or any third-party) or the distribution of the net cash proceeds from the sale of any such securities;

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an aggregate fee of $0.05 or less per ADS per calendar year (or portion thereof) for services performed by the depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against holders of ADRs as of the record date or record dates set by the depositary during each calendar year and shall be payable at the sole discretion of the depositary by billing such ADRs or by deducting such charge from one or more cash dividends or other cash distributions);

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a fee for the reimbursement of such fees, charges and expenses as are incurred by the depositary and/or any of its agents (including, without limitation, the custodian and expenses incurred on behalf of ADR holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the shares or other deposited securities, the sale of securities (including, without limitation, deposited securities), the delivery of deposited securities or otherwise in connection with the depositary’s or its custodian’s compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against ADR holders as of the record date or dates set by the depositary and shall be payable at the sole discretion of the depositary by billing such ADR holders or by deducting such charge from one or more cash dividends or other cash distributions);

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share transfer or other taxes and other governmental charges;

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cable, telex and facsimile transmission and delivery charges incurred at your request in connection with the deposit or delivery of shares, ADRs or deposited securities;

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transfer or registration fees for the registration of transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities; and

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fees of any division, branch or affiliate of the depositary utilized by the depositary to direct, manage and/or execute any public and/or private sale of securities under the deposit agreement.

To facilitate the administration of various depositary receipt transactions, including disbursement of dividends or other cash distributions and other corporate actions, the depositary may engage the foreign exchange desk within JPMorgan Chase Bank, N.A. (the Bank) and/or its affiliates in order to enter into spot foreign exchange transactions to convert foreign currency into U.S. dollars. For certain currencies, foreign exchange transactions are entered into with the Bank or an affiliate, as the case may be, acting in a principal capacity. For other currencies, foreign exchange transactions are routed directly to and managed by an unaffiliated local custodian (or other third party local liquidity provider), and neither the Bank nor any of its affiliates is a party to such foreign exchange transactions.
The foreign exchange rate applied to a foreign exchange transaction will be either (i) a published benchmark rate, or (ii) a rate determined by a third party local liquidity provider, in each case plus or minus a spread, as applicable. The depositary will disclose which foreign exchange rate and spread, if any, apply to such currency on the “Disclosure” page (or successor page) of ADR.com. Such applicable foreign exchange rate and spread may (and neither the depositary, the Bank nor any of their affiliates is under any obligation to ensure that such rate does not) differ from rates and spreads at which comparable transactions are entered into with other customers or the range of foreign exchange rates and spreads at which the Bank or any of its affiliates enters into foreign exchange transactions in the relevant currency pair on the date of the foreign exchange transaction. Additionally, the timing of execution of a foreign exchange transaction varies according to local market dynamics, which may include regulatory requirements, market hours and liquidity in the foreign exchange market or other factors. Furthermore, the Bank and its affiliates may manage the associated risks of their position in the market in a manner they deem appropriate without regard to the impact of such activities on the depositary, us, holders or beneficial owners. The spread applied does not reflect any gains or losses that may be earned or incurred by the Bank and its affiliates as a result of risk management or other hedging related activity.
Notwithstanding the foregoing, to the extent we provide U.S. dollars to the depositary, neither the Bank nor any of its affiliates will execute a foreign exchange transaction as set forth in the deposit agreement and described herein. In such case, the depositary will distribute the U.S. dollars received from us.
Further details relating to the applicable foreign exchange rate, the applicable spread and the execution of foreign exchange transactions will be provided by the depositary on ADR.com. Each holder and beneficial owner by holding or owning an ADR or ADS or an interest therein, and we, each acknowledge and agree that the terms applicable to foreign exchange transactions disclosed from time to time on ADR.com will apply to any foreign exchange transaction executed pursuant to the deposit agreement.
We will pay all other charges and expenses of the depositary and any agent of the depositary (except the custodian) pursuant to agreements from time to time between us and the depositary.
The right of the depositary to receive payment of fees, charges and expenses survives the termination of the deposit agreement, and shall extend for those fees, charges and expenses incurred prior to the effectiveness of any resignation or removal of the depositary.
The fees and charges described above may be amended from time to time by agreement between us and the depositary.
The depositary may make available to us a set amount or a portion of the depositary fees charged in respect of the ADR program or otherwise upon such terms and conditions as we and the depositary may agree from time to time. The depositary collects its fees for issuance and cancellation of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions, or by directly billing investors, or by charging the book-entry system accounts of participants acting for them. The depositary will generally set off the amounts owing from distributions made to holders of ADSs. If, however, no distribution exists and payment owing is not timely received by the depositary, the depositary may refuse to provide any further services to ADR holders that have not paid those fees and expenses owing until such fees and expenses have been paid. At the discretion of the depositary, all fees and charges owing under the deposit agreement are due in advance and/or when declared owing by the depositary.
Payment of Taxes
ADR holders or beneficial owners must pay any tax or other governmental charge payable by the custodian or the depositary on any ADS or ADR, deposited security or distribution. If any taxes or other governmental charges (including any penalties and/or interest) shall become payable by or on behalf of the custodian or the depositary with respect to any ADR, any deposited securities represented by the ADSs evidenced thereby or any distribution thereon, including, without limitation, any Chinese Enterprise Income Tax owed if the Notice Regarding the Determination of Chinese-Controlled Offshore-Incorporated Enterprises as Chinese Tax Resident Enterprises on the Basis of De Facto Management Bodies, or SAT Circular 82, issued by the SAT or any other circular, edict, order or ruling, as issued and as from time to time amended, is applied or otherwise, such tax or other governmental charge shall be paid by the ADR holder thereof to the depositary and by holding or owning, or having held or owned, an ADR or any ADSs evidenced thereby, the ADR holder and all beneficial owners thereof, and all prior ADR holders and beneficial owners thereof, jointly and severally, agree to indemnify, defend and save harmless each of the depositary and its agents in respect of such tax or other governmental charge. Notwithstanding the depositary’s right to seek payment from current and former beneficial owners, by holding or owning, or having held or owned, an ADR, the ADR holder thereof (and prior ADR holder thereof) acknowledges and agrees that the depositary has no obligation to seek payment of amounts owing from any current or former beneficial owner. If an ADR holder owes any tax or other governmental charge, the depositary may (i) deduct the amount thereof from any cash distributions, or (ii) sell deposited securities (by public or private sale) and deduct the amount owing from the net proceeds of such sale. In either case the ADR holder remains liable for any shortfall. If any tax or governmental charge is unpaid, the depositary may also refuse to effect any registration, registration of transfer, split-up or combination of deposited securities or withdrawal of deposited securities until such payment is made. If any tax or governmental charge is required to be withheld on any cash distribution, the depositary may deduct the amount required to be withheld from any cash distribution or, in the case of a non-cash distribution, sell the distributed property or securities (by public or private sale) in such amounts and in such manner as the depositary deems necessary and practicable to pay such taxes and distribute any remaining net proceeds or the balance of any such property after deduction of such taxes to the ADR holders entitled thereto.
As an ADR holder or beneficial owner, you will be agreeing to indemnify us, the depositary, its custodian and any of our or their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.
Reclassifications, Recapitalizations and Mergers
If we take certain actions that affect the deposited securities, including (i) any change in par value, split- up, consolidation, cancellation or other reclassification of deposited securities, (ii) any distributions of shares or other property not made to holders of ADRs, or (iii) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all of our assets, then the depositary may choose to, and shall if reasonably requested by us:
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amend the form of ADR;

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distribute additional or amended ADRs;

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distribute cash, securities or other property it has received in connection with such actions;

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sell any securities or property received and distribute the proceeds as cash; or

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none of the above.

If the depositary does not choose any of the above options, any of the cash, securities or other property it receives will constitute part of the deposited securities and each ADS will then represent a proportionate interest in such property.
Amendment and Termination
How may the deposit agreement be amended?
We may agree with the depositary to amend the deposit agreement and the ADSs without your consent for any reason. ADR holders must be given at least 30 days’ notice of any amendment that imposes or increases any fees or charges (other than share transfer or other taxes and other governmental charges, transfer or registration fees, SWIFT, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or otherwise prejudices any substantial existing right of ADR holders or beneficial owners. If an ADR holder continues to hold an ADR or ADRs after being so notified, such ADR holder and any beneficial owner are deemed to agree to such amendment and to be bound by the deposit agreement as so amended. No amendment, however, will impair your right to surrender your ADSs and receive the underlying securities, except in order to comply with mandatory provisions of applicable law.
Any amendments or supplements which (i) are reasonably necessary (as agreed by us and the depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act or (b) the ADSs or shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by ADR holders, shall be deemed not to prejudice any substantial rights of ADR holders or beneficial owners. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the deposit agreement or the form of ADR to ensure compliance therewith, we and the depositary may amend or supplement the deposit agreement and the ADR at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the deposit agreement in such circumstances may become effective before a notice of such amendment or supplement is given to ADR holders or within any other period of time as required for compliance.
Notice of any amendment to the deposit agreement or form of ADRs shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid; provided, however, that, in each such case, the notice given to the ADR holders identifies a means for ADR holders and beneficial owners to retrieve or receive the text of such amendment (i.e., upon retrieval from the SEC’s, the depositary’s or our website or upon request from the depositary).
How may the deposit agreement be terminated?
The depositary shall at any time at our written direction, terminate the deposit agreement and the ADRs by mailing notice of such termination to the registered holders of ADRs at least 30 days prior to the termination date, as determined in accordance with the deposit agreement. The depositary may also terminate the deposit agreement by mailing notice of such termination to the registered holders of ADRs at least 30 days prior to the termination date if (i) 45 days have passed since the depositary provided notice of its resignation, (ii) 60 days shall have expired after the removal notice date, as defined in the deposit agreement, (iii) we are bankrupt or insolvent, (iv) our ADSs cease to be listed on an internationally recognized stock exchange, (v) we effect (or will effect) a redemption of all or substantially all of the deposited securities or a cash or share distribution representing a return of all or substantially all of the value of the deposited securities, or (vi) we undergo a merger, consolidation, sale of assets or other transaction as a result of which securities or other property are delivered in exchange for or in lieu of the deposited securities. In addition, the depositary may immediately terminate the deposit agreement, without prior notice to the holders or beneficial owners of ADRs or us, if required by any law, rule or regulation relating to sanctions by any governmental authority or body, or if the depositary would be subject to liability under or pursuant to any law, rule or regulation, or if otherwise required by any governmental authority or body, in each case as determined by the depositary in its reasonable discretion.
If the ADSs are listed or quoted for trading on a stock exchange or in a securities market as of the termination date and the depositary believes that it is able and practicable to promptly sell the deposited securities without undue effort, then, after the termination date, the depositary and its agents will perform no further acts under the deposit agreement or the ADRs, except to receive and hold (or sell) distributions on deposited securities and deliver deposited securities being withdrawn. As soon as practicable after the termination date, the depositary shall use its reasonable efforts to sell the deposited securities and shall thereafter (as long as it may lawfully do so) hold in an account (which may be a segregated or unsegregated account) the net proceeds of such sales, together with any other cash then held by it under the deposit agreement, without liability for interest, in trust for the pro rata benefit of the holders of ADRs not theretofore surrendered. After making such sale, the depositary shall be discharged from all obligations in respect of the deposit agreement and this ADR, except to account for such net proceeds and other cash. After the date so fixed for termination, we shall be discharged from all obligations under the deposit agreement except for our obligations to the depositary and its agents.
If, however, the ADSs are not listed or quoted for trading on a stock exchange or securities market as of the termination date or if, for any reason, the depositary believes it is not able or practicable to promptly sell the deposited securities without undue effort, then, after the termination date, (i) all direct registration ADRs shall cease to be eligible for the direct registration system and shall be considered ADRs issued on the ADR register maintained by the depositary and (ii) the depositary shall use its reasonable efforts to ensure that the ADSs cease to be DTC eligible so that neither DTC nor any of its nominees shall thereafter be a registered holder of ADRs. At such time as the ADSs cease to be DTC eligible and/or neither DTC nor any of its nominees is a registered holder of ADRs, the depositary shall (i) instruct its custodian to deliver all shares to us along with a general share power that refers to the names set forth on the ADR register maintained by the depositary and (ii) provide us with a copy of the ADR register maintained by the depositary. Upon receipt of such shares and the ADR register maintained by the depositary, we have agreed to use our best efforts to issue to each registered ADR holder a share certificate representing the shares represented by the ADSs reflected on the ADR register maintained by the depositary in such registered ADR holder’s name and to deliver such share certificate to the registered ADR holder at the address set forth on the ADR register maintained by the depositary. After providing such instruction to the custodian and delivering a copy of the ADR register to us, the depositary and its agents will perform no further acts under the deposit agreement or the ADRs and shall cease to have any obligations under the deposit agreement and/or the ADRs.
Notwithstanding anything to the contrary, in connection with any such termination, the depositary may, in its sole discretion and without notice to us, establish an unsponsored American depositary share program (on such terms as the depositary may determine) for our shares and make available to ADR holders a means to withdraw the shares represented by the ADSs issued under the deposit agreement and to direct the deposit of such shares into such unsponsored American depositary share program, subject, in each case, to receipt by the depositary, at its discretion, of the fees, charges and expenses provided for under the deposit agreement and the fees, charges and expenses applicable to the unsponsored American depositary share program.
Limitations on Obligations and Liability to ADR holders
Limits on our obligations and the obligations of the depositary; limits on liability to ADR holders and holders of ADSs
Prior to the issue, registration, registration of transfer, split-up, combination or cancellation of any ADRs, or the delivery of any distribution in respect thereof, and from time to time in the case of the production of proofs as described below, we or the depositary or its custodian may require:
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payment with respect thereto of (i) any share transfer or other tax or other governmental charge, (ii) any share transfer or registration fees in effect for the registration of transfers of shares or other deposited securities upon any applicable register, and (iii) any applicable fees and expenses described in the deposit agreement;

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the production of proof satisfactory to it of (i) the identity of any signatory and genuineness of any signature, and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial or other ownership of, or interest in, any securities, compliance with applicable law, regulations, provisions of or governing deposited securities and terms of the deposit agreement and the ADRs, as it may deem necessary or proper; and

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compliance with such regulations as the depositary may establish consistent with the deposit agreement.

The issuance of ADRs, the acceptance of deposits of shares, the registration, registration of transfer, split-up or combination of ADRs or the withdrawal of shares, may be suspended, generally or in particular instances, when the ADR register or any register for deposited securities is closed or when any such action is deemed advisable by the depositary; provided that the ability to withdraw shares may only be limited under the following circumstances: (i) temporary delays caused by closing transfer books of the depositary or our transfer books or the deposit of shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes, and similar charges, and (iii) compliance with any laws or governmental regulations relating to ADRs or to the withdrawal of deposited securities.
The deposit agreement expressly limits the obligations and liability of the depositary, ourselves and our respective agents, provided, however, that no disclaimer of liability under the Securities Act is intended by any of the limitations of liabilities provisions of the deposit agreement. The deposit agreement provides that each of us, the depositary and each of their and our respective directors, officers, employees, agents and affiliates will:
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incur or assume no liability (including, without limitation, to holders or beneficial owners) if any present or future law, rule, regulation, fiat, order or decree of the Cayman Islands, Hong Kong Special

Administrative Region, the People’s Republic of China, the United States or any other country or jurisdiction, or of any governmental or regulatory authority or securities exchange or market or automated quotation system, the provisions of or governing any deposited securities, any present or future provision of our governing documents, any act of God, war, terrorism, nationalization, expropriation, currency restrictions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions, computer failure or circumstance beyond our, the depositary’s or our respective agents’ direct and immediate control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the deposit agreement or the ADRs provide shall be done or performed by us, the depositary or our respective agents (including, without limitation, voting);
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incur or assume no liability (including, without limitation, to holders or beneficial owners) by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or things which by the terms of the deposit agreement it is provided shall or may be done or performed or any exercise or failure to exercise discretion under the deposit agreement or the ADRs including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable;

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incur or assume no liability (including, without limitation, to holders or beneficial owners) if it performs its obligations under the deposit agreement and ADRs without gross negligence or willful misconduct;

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in the case of the depositary and its agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities the ADSs or the ADRs;

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in the case of us and our agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities the ADSs or the ADRs, which in our or our agents’ opinion, as the case may be, may involve it in expense or liability, unless indemnity satisfactory to us or our agent, as the case may be against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required;

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not be liable (including, without limitation, to holders or beneficial owners) for any action or inaction by it in reliance upon the advice of or information from any legal counsel, any accountant, any person presenting shares for deposit, any registered holder of ADRs, or any other person believed by it to be competent to give such advice or information and/or, in the case of the depositary, us; or

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may rely and shall be protected in acting upon any written notice, request, direction, instruction or document believed by it to be genuine and to have been signed, presented or given by the proper party or parties.

The depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the deposit agreement, any registered holder or holders of ADRs, any ADRs or otherwise related to the deposit agreement or ADRs to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators. The depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system. Furthermore, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any custodian that is not a branch or affiliate of JPMorgan Chase Bank, N.A. Notwithstanding anything to the contrary contained in the deposit agreement or any ADRs, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the custodian except to the extent that any registered ADR holder has incurred liability directly as a result of the custodian having (i) committed fraud or willful misconduct in the provision of custodial services to the depositary or (ii) failed to use reasonable care in the provision of custodial services to the depositary as determined in accordance with the standards prevailing in the jurisdiction in which the custodian is located. The depositary and the custodian(s) may use third party delivery services and providers of information regarding matters such as, but not limited to, pricing, proxy voting, corporate actions, class action litigation and other services in connection with the ADRs and the deposit agreement, and use local agents to provide services such as, but not limited to, attendance at any meetings of security holders of issuers. Although the depositary and the custodian will use reasonable care (and cause their agents to use reasonable care) in the selection and retention of such third party providers and local agents, they will not be responsible for any errors or omissions made by them in providing the relevant information or services. The depositary shall not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale.
The depositary has no obligation to inform ADR holders or beneficial owners about the requirements of the laws, rules or regulations or any changes therein or thereto of the Cayman Islands, Hong Kong Special Administrative Region, the People’s Republic of China, the United States or any other country or jurisdiction or of any governmental or regulatory authority or any securities exchange or market or automated quotation system.
Additionally, none of us, the depositary or the custodian shall be liable for the failure by any registered holder of ADRs or beneficial owner therein to obtain the benefits of credits or refunds of non-U.S. tax paid against such ADR holder’s or beneficial owner’s income tax liability. The depositary is under no obligation to provide the ADR holders and beneficial owners, or any of them, with any information about our tax status. Neither we nor the depositary shall incur any liability for any tax or tax consequences that may be incurred by registered ADR holders or beneficial owners on account of their ownership or disposition of ADRs or ADSs.
Neither the depositary nor its agents will be responsible for any failure to carry out any instructions to vote any of the deposited securities, for the manner in which any voting instructions are given, or deemed to be given pursuant to the terms of the deposit agreement, including instructions to give a discretionary proxy to a person designated by us, for the manner in which any vote is cast, including, without limitation, any vote cast by a person to whom the depositary is instructed to grant a discretionary proxy (or deemed to have been instructed pursuant to the terms of the deposit agreement), or for the effect of any such vote.
The depositary may rely upon instructions from us or our counsel in respect of any approval or license required for any currency conversion, transfer or distribution. The depositary shall not incur any liability for the content of any information submitted to it by us or on our behalf for distribution to ADR holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the deposited securities, for the validity or worth of the deposited securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the deposit agreement or for the failure or timeliness of any notice from us.
The depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary. Neither the depositary nor any of its agents shall be liable for any indirect, special, punitive or consequential damages (including, without limitation, legal fees and expenses) or lost profits, in each case of any form incurred by any person or entity (including, without limitation holders or beneficial owners of ADRs and ADSs), whether or not foreseeable and regardless of the type of action in which such a claim may be brought.
In the deposit agreement each party thereto (including, for avoidance of doubt, each ADR holder and beneficial owner) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any suit, action or proceeding against the depositary and/or us directly or indirectly arising out of or relating to the shares or other deposited securities, the ADSs or the ADRs, the deposit agreement or any transaction contemplated therein, or the breach thereof (whether based on contract, tort, common law or any other theory). No provision of the deposit agreement or the ADRs is intended to constitute a waiver or limitation of any rights which an ADR holder or any beneficial owner may have under the Exchange Act, to the extent applicable.
The depositary and its agents may own and deal in any class of securities of our company and our affiliates and in ADRs.
Disclosure of Interest in ADSs
To the extent that the provisions of or governing any deposited securities may require disclosure of or impose limits on beneficial or other ownership of, or interest in, deposited securities, other shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, you as ADR holders or beneficial owners agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable instructions we may provide in respect thereof.
Books of Depositary
The depositary or its agent will maintain a register for the registration, registration of transfer, combination and split-up of ADRs, which register shall include the depositary’s direct registration system. Registered holders of ADRs may inspect such records at the depositary’s office at all reasonable times, but solely for the purpose of communicating with other ADR holders in the interest of the business of our company or a matter relating to the deposit agreement. Such register may be closed at any time or from time to time, when deemed expedient by the depositary or, in the case of the issuance book portion of the ADR register, when reasonably requested by us solely in order to enable us to comply with applicable law.
The depositary will maintain facilities for the delivery and receipt of ADRs.
Appointment
In the deposit agreement, each registered holder of ADRs and each beneficial owner, upon acceptance of any ADSs or ADRs (or any interest in any of them) issued in accordance with the terms and conditions of the deposit agreement will be deemed for all purposes to:
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be a party to and be bound by the terms of the deposit agreement and the applicable ADR or ADRs,

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appoint the depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the deposit agreement and the applicable ADR or ADRs, to adopt any and all procedures necessary to comply with applicable laws and to take such action as the depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the deposit agreement and the applicable ADR or ADRs, the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof; and

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acknowledge and agree that (i) nothing contained in the deposit agreement or any ADR shall give rise to a partnership or joint venture among the parties thereto, nor establish a fiduciary or similar relationship among such parties, (ii) the depositary, its divisions, branches and affiliates, and their respective agents, may from time to time be in the possession of non-public information about us, holders, beneficial owners and/or their respective affiliates, (iii) the depositary and its divisions, branches and affiliates may at any time have multiple banking relationships with us, holders, beneficial owners and/or the affiliates of any of them, (iv) the depositary and its divisions, branches and affiliates may, from time to time, be engaged in transactions in which parties adverse to us or the holders or beneficial owners and/or their respective affiliates may have interests, (v) nothing contained in the deposit agreement or any ADR(s) shall (A) preclude the depositary or any of its divisions, branches or affiliates from engaging in any such transactions or establishing or maintaining any such relationships, or (B) obligate the depositary or any of its divisions, branches or affiliates to disclose any such transactions or relationships or to account for any profit made or payment received in any such transactions or relationships, (vi) the depositary shall not be deemed to have knowledge of any information held by any branch, division or affiliate of the depositary and (vii) notice to a holder shall be deemed, for all purposes of the deposit agreement and the ADR(s), to constitute notice to any and all beneficial owners of the ADSs evidenced by such holder’s ADRs. For all purposes under the deposit agreement and the ADR(s), the holder hereof shall be deemed to have all requisite authority to act on behalf of any and all beneficial owners of the ADSs evidenced by the ADR(s).

Governing Law
The deposit agreement, the ADSs and the ADRs are governed by and construed in accordance with the internal laws of the State of New York. In the deposit agreement, we have submitted to the non-exclusive jurisdiction of the courts of the State of New York and appointed an agent for service of process on our behalf. Any action based on the deposit agreement, the ADSs, the ADRs or the transactions contemplated therein or thereby may also be instituted by the depositary against us in any competent court in the Cayman Islands, Hong Kong Special Administrative Region, the United States and/or any other court of competent jurisdiction.
Under the deposit agreement, by holding or owning an ADR or ADS or an interest therein, ADR holders and beneficial owners each irrevocably agree that any legal suit, action or proceeding against or involving ADR holders or beneficial owners brought by us or the depositary, arising out of or based on the deposit agreement, the ADSs, the ADRs or the transactions contemplated thereby, may be instituted in a state or federal court in New York, New York, irrevocably waive any objection which they may have to the laying of venue of any such proceeding, and irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. By holding or owning an ADR or ADS or an interest therein, ADR holders and beneficial owners each also irrevocably agree that any legal suit, action or proceeding against or involving us and/or the depositary brought by ADR holders or beneficial owners, arising out of or based on the deposit agreement, the ADSs, the ADRs or the transactions contemplated thereby, may only be instituted in the United States District Court for the Southern District of New York (or in the state courts of New York County in New York if either (i) the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute or (ii) the designation of the United States District Court for the Southern District of New York as the exclusive forum for any particular dispute is, or becomes, invalid, illegal or unenforceable).
Notwithstanding the foregoing, (i) the depositary may, in its sole discretion, elect to institute and/or refer any dispute, suit, action, controversy, claim or proceeding directly or indirectly based on, arising out of or relating to the deposit agreement, the ADSs, the ADRs or the transactions contemplated therein or thereby, including without limitation any question regarding its or their existence, validity, interpretation, performance or termination, against any other party or parties to the deposit agreement (including, without limitation, against ADR holders and beneficial owners of interests in ADSs), by having the matter referred to and finally resolved by an arbitration as set forth in the deposit agreement, and (ii) the depositary may in its sole discretion require, by written notice to the relevant party or parties, that any dispute, suit, action, controversy, claim or proceeding against the depositary by any party or parties to the deposit agreement (including, without limitation, by ADR holders and beneficial owners of interests in ADSs) shall be referred to and finally settled by an arbitration conducted as set forth in the deposit agreement. Any such arbitration shall be conducted in the English language either in New York, New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association or in Hong Kong following the arbitration rules of the United Nations Commission on International Trade Law.
Jury Trial Waiver
In the deposit agreement, each party thereto (including, for the avoidance of doubt, each holder and beneficial owner of, and/or holder of interests in, ADSs or ADRs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any suit, action, claim or proceeding against the depositary and/or us directly or indirectly arising out of, based on or relating in any way to the shares or other deposited securities, the ADSs or the ADRs, the deposit agreement or any transaction contemplated therein, or the breach thereof (whether based on contract, tort, common law or any other theory), including any claim under the U.S. federal securities laws.
If we or the depositary were to oppose a jury trial demand based on such waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable state and federal law, including whether a party knowingly, intelligently and voluntarily waived the right to a jury trial. The waiver to right to a jury trial in the deposit agreement is not intended to be deemed a waiver by any holder or beneficial owner of ADSs of our or the depositary’s compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.
We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the Trust Indenture Act). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.
General
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.
We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount” (OID) for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.
We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:
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the title of the series of debt securities;

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any limit upon the aggregate principal amount that may be issued;

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the maturity date or dates;

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the form of the debt securities of the series;

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the applicability of any guarantees;

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whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

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if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

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the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

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our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

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the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

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the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

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whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

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if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

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if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

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additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

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additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

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additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

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additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

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additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

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the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

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whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

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the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

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any restrictions on transfer, sale or assignment of the debt securities of the series; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights
We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our ordinary shares, ADSs or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our ordinary shares, ADSs or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.
Events of Default under the Indenture
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:
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if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

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if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

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if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

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if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.
Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:
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the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:
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the holder has given written notice to the trustee of a continuing event of default with respect to that series;

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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

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such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

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the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.
Modification of Indenture; Waiver
We and the trustee may change an indenture without the consent of any holders with respect to specific matters:
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to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

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to comply with the provisions described above under “Description of Debt Securities — Consolidation, Merger or Sale;”

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to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

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to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

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to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

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to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities — General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

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to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

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to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:
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extending the fixed maturity of any debt securities of any series;

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reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

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reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge
Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:
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provide for payment;

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register the transfer or exchange of debt securities of the series;

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replace stolen, lost or mutilated debt securities of the series;

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pay principal of and premium and interest on any debt securities of the series;

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maintain paying agencies;

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hold monies for payment in trust;

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recover excess money held by the trustee;

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compensate and indemnify the trustee; and

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appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company (DTC) or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.
At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:
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issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

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register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplement and free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase ordinary shares, ADSs, preferred shares or debt securities and may be issued in one or more series. Warrants may be offered independently or in combination with ordinary shares, ADSs, preferred shares or debt securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.
We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.
General
We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:
•
the offering price and aggregate number of warrants offered;

•
the currency for which the warrants may be purchased;

•
if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•
in the case of warrants to purchase ordinary shares, ADSs or preferred shares, the number of shares of ordinary shares, ADSs or preferred shares, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•
the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•
the terms of any rights to redeem or call the warrants;

•
any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•
the dates on which the right to exercise the warrants will commence and expire;

•
the manner in which the warrant agreements and warrants may be modified;

•
a discussion of material or special U.S. federal income tax considerations, if any, of holding or exercising the warrants;

•
the terms of the securities issuable upon exercise of the warrants; and

•
any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:
•
in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•
in the case of warrants to purchase ordinary shares, ADSs or preferred shares, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.
Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.
Governing Law
Unless we provide otherwise in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the internal laws of the State of New York.
Enforceability of Rights by Holders of Warrants
Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS
The following description, together with the additional information that we include in any applicable prospectus supplement and free writing prospectus summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.
We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the unit agreement that contain the terms of the particular series of units we are offering, and any supplemental agreements, before the issuance of such units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the form of units and/or the unit agreement, as applicable, and any supplemental agreements applicable to a particular series of units that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectus, and the complete form of unit and/or the unit agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the units.
General
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.
We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:
•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•
any provisions of the governing unit agreement that differ from those described below;

•
material U.S. federal income tax considerations relevant to the units; and

•
any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Share Capital,” “Description of American Depositary Shares,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit, as applicable, and to any ordinary shares represented by ADSs, preferred shares, debt security or warrant included in each unit, as applicable.
Unit Agent
The name and address of the unit agent, if any, for any units we offer will be set forth in the applicable prospectus supplement.
Issuance in Series
We may issue units in such amounts and in such numerous distinct series as we determine.
Enforceability of Rights by Holders of Units
Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

TAXATION
The material U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement pertaining to those securities.

LEGAL OWNERSHIP OF SECURITIES
We may issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.
Book-Entry Holders
We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.
Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.
As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.
Street Name Holders
We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.
For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.
Legal Holders
Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.
Special Considerations for Indirect Holders
If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:
•
the performance of third-party service providers;

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how it handles securities payments and notices;

•
whether it imposes fees or charges;

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how it would handle a request for the holders’ consent, if ever required;

•
whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

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how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

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if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities
A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.
Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under the section titled “Special Situations When a Global Security Will Be Terminated” in this prospectus. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.
If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.
Special Considerations for Global Securities
The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.
If securities are issued only in the form of a global security, an investor should be aware of the following:
•
an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•
an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•
an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

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an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•
the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

•
we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

•
the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•
institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.
Special Situations When a Global Security Will Be Terminated
In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.
Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:
•
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•
if we notify any applicable trustee that we wish to terminate that global security; or

•
if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to such prevailing market prices; or

•
at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:
•
on or through the facilities of the Nasdaq Global Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or at market prices prevailing at the time of sale; and/or

•
to or through a market maker other than on the Nasdaq Global Market or such other securities exchanges or quotation or trading services.

Such at-the-market offerings, if any, may be conducted by underwriters acting as principal or agent.
A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:
•
the name or names of the underwriters, dealers or agents, if any;

•
the purchase price of the securities or other consideration therefor, and the proceeds, we will receive from the sale;

•
any over-allotment or other options under which underwriters may purchase additional securities from us;

•
any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•
any public offering price;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. If a dealer is used in the sale of securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.
We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.
We may provide agents, underwriters and dealers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or dealers may make with respect to these liabilities. Agents, underwriters and dealers, or their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.
All securities we may offer, other than ADSs, will be new issues of securities with no established trading market. Any agents or underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.
Any underwriters that are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions in the ADSs on the Nasdaq Global Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of ADSs. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS
We are being represented by Cooley LLP, San Diego, California, with respect to certain legal matters as to U.S. federal securities laws. The validity of the ordinary shares, ADSs represented by ordinary shares and preferred shares offered by this prospectus, and any supplement thereto will be passed upon for us by Travers Thorp Alberga. The validity of the debt securities and warrants offered by this prospectus will be passed upon for us by Cooley LLP. Certain legal matters as to Chinese law will be passed upon for us by Zhong Lun Law Firm. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, and the effectiveness of our internal control over financial reporting as of December 31, 2024, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document.
Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.structuretx.com. Information contained in or accessible through our website does not constitute a part of this prospectus and is not incorporated by reference in this prospectus. We have included our website address as an inactive textual reference only.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We also incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items and other portions of documents that are furnished, but not filed, or are otherwise not incorporated into registration statements pursuant to applicable rules promulgated by the SEC) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the filing and concurrent effectiveness of the registration statement but prior to the termination of all offerings covered by this prospectus:
•
our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025;

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 24, 2025;

•
our Quarterly Reports on Form 10-Q for the quarter ended on March 31, 2025 and June 30, 2025, filed with the SEC on May 8, 2025 and August 6, 2025, respectively;

•
our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on June 25, 2025; and

•
the description of the our ordinary shares contained in the registrant’s registration statement on Form 8-A, filed with the SEC on January 30, 2023, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.5 to the our Annual Report on Form 10-K for the year ended December 31, 2023

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:
Structure Therapeutics Inc.
Attn: Investor Relations
601 Gateway Blvd., Suite 900
South San Francisco, California 94080
(650) 457-1978
Any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

8,461,538 American Depositary Shares Representing 25,384,614 Ordinary
Shares
Pre-Funded Warrants to Purchase 4,615,386 Ordinary Shares
Represented by 1,538,462 American Depositary Shares
Structure Therapeutics Inc.
PROSPECTUS SUPPLEMENT
Jefferies
Leerink Partners
Goldman Sachs & Co. LLC
Morgan Stanley
Guggenheim Securities
BMO Capital Markets
Co-Managers
LifeSci Capital
Citizens Capital Markets
December 9, 2025